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Annual
Report

                                                            AUGUST 31, 2002

TEMPLETON FOREIGN FUND



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FRANKLIN[R] TEMPLETON[R]
INVESTMENTS

THANK YOU FOR INVESTING WITH FRANKLIN TEMPLETON. WE ENCOURAGE OUR INVESTORS TO MAINTAIN A LONG-TERM PERSPECTIVE AND REMEMBER THAT ALL SECURITIES MARKETS MOVE BOTH UP AND DOWN, AS DO MUTUAL FUND SHARE PRICES. WE APPRECIATE YOUR PAST SUPPORT AND LOOK FORWARD TO SERVING YOUR INVESTMENT NEEDS IN THE YEARS AHEAD.


[PHOTO OMITTED]

JEFFREY A. EVERETT, CFA
PORTFOLIO MANAGER
TEMPLETON FOREIGN FUND

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

SHAREHOLDER LETTER

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YOUR FUND'S GOAL: TEMPLETON FOREIGN FUND SEEKS LONG-TERM CAPITAL GROWTH. UNDER
NORMAL MARKET CONDITIONS, THE FUND INVESTS AT LEAST 80% OF ITS NET ASSETS IN FOREIGN SECURITIES.
--------------------------------------------------------------------------------

Dear Shareholder:

This annual report for Templeton Foreign Fund covers the fiscal year ended August 31, 2002. During the 12 months under review, global equity markets experienced uncertainty, and the U.S. market in particular was the focus of worldwide investor attention. The terrorist attacks of September 11, 2001, exacerbated what had begun earlier in 2001: declines in employment, corporate earnings and gross domestic product (GDP) growth in Asia, Europe and the Americas. Paradoxically, the attacks may have contributed to economic recovery, in our opinion. The U.S. Federal Reserve Board (the Fed) continued its efforts to stimulate the economy through cuts in short-term interest rates. The Fed made eleven cuts during 2001, four after September 11. Most nations' central banks followed the U.S. lead and sought economic stimulus through cutting their own interest rates.

CONTENTS

Shareholder Letter .........  1

Performance Summary ........  7

Financial Highlights &
Statement of Investments ... 12

Financial Statements ....... 24

Notes to
Financial Statements ....... 27

Independent
Auditors' Report ........... 32

Tax Designation ............ 33

Board Members
and Officers ............... 35

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FUND CATEGORY

Global
Growth
Growth & Income
Income
Tax-Free Income

The dollar value, number of shares or principal amount, and complete legal titles of all portfolio holdings are listed in the Fund's Statement of Investments (SOI). The SOI begins on page 17.

In the U.S., the effects of monetary easing became apparent during the fourth quarter of 2001, as GDP grew at a 2.7% annualized rate. This trend continued in the first and second quarters of 2002, with annualized growth rates of 5.0% and 1.3%. However, relatively healthy consumer-related economic data contrasted with negative news on the corporate side. The Enron scandal raised concerns about other potential pitfalls, and as more reports of corporate deception and fraudulent accounting came to light, investors became increasingly suspicious about corporate management credibility and companies' financial statements. Partly as a result, global market volatility spiked to levels not seen since the terrorist attacks and led to general stock price declines. Also contributing to the drop in stock prices were gloomy industry outlooks, led by the information technology and telecommunications services sectors. In addition, ongoing U.S. terrorist fears and geopolitical conflicts added uncertainty to global financial markets. All considered, outside the U.S., equity markets generally declined during the reporting period. Within this environment, Templeton Foreign Fund - Class A produced a -6.31% cumulative total return for the 12-month period ended August 31, 2002, as shown in the Performance Summary beginning on page 7. During the same period, the Morgan Stanley Capital International Europe Australasia Far East (MSCI EAFE) Index (the Index) returned -14.69% in U.S. dollars terms.(1)

[GRAPHIC OMITTED]
Geographic Distribution
Based on Total Net Assets
8/31/02

Europe                 47.6%
Asia                   27.3%
North America           5.8%
Latin America           3.9%
Australia & New
Zealand                 1.9%
Mid-East/Africa         0.1%
Short-Term
Investments & Other
Net Assets             13.4%

1. Source: Standard & Poor's Micropal. The unmanaged MSCI EAFE Index is market capitalization-weighted and measures the total returns of equity securities in the developed markets in Europe, Australasia and the Far East. The index includes reinvested dividends. One cannot invest directly in an index, nor is an index representative of the Fund's portfolio.

We attribute the Fund's outperformance relative to the Index to the Fund's stock selection and country allocations. We should remind you that at Templeton, country allocations have always been a function of our stock-by-stock selection, rather than of the investment merits of geographical areas. Stock selection, or bottom-up investing, remains a key tenet of the Templeton approach practiced by our team. Industry sectors that declined sharply in the broad market, such as financials, health care, information technology and telecommunications services, negatively affected the Fund's performance. However, in all of these cases, the negative effect to overall performance was proportionally less severe for the Fund than for the Index. This was especially true in the financial sector, where the Fund benefited from the strong performance of several European bank holdings and from selling some holdings elsewhere. The negative effect was also less severe in the health care sector, in part because we maintained a significantly underweighted position relative to the Index. Within the overall health care sector, many companies experienced significant adverse publicity, particularly in the pharmaceutical industry. In addition to the unfavorable prospects of a group of highly anticipated patent expirations through 2003, many pharmaceutical companies suffered from accounting issues, criminal investigations and rising federal, state and corporate concerns over health care costs.

On the positive side, based on strong stock selection, many of our holdings in consumer-related sectors delivered solid investment results. This was not the case for the Index, as retail,

TOP 10 SECTORS/INDUSTRIES
Based on Equity Securities
8/31/02

                             % OF TOTAL
                             NET ASSETS
---------------------------------------
Oil & Gas                          8.9%
Banks                              5.7%
Insurance                          5.2%
Chemicals                          4.6%
Diversified Financials             3.9%
Paper & Forest Products            3.8%
Household Durables                 3.5%
Diversified Telecommunication
Services                           3.4%
Electric Utilities                 3.4%
Metals & Mining                    3.1%

TOP 10 COUNTRIES
Based on Equity Securities
8/31/02

                  % OF TOTAL
                  NET ASSETS
----------------------------
U.K.                   12.3%
Hong Kong               9.6%
Japan                   7.7%
Netherlands             6.7%
South Korea             4.9%
Germany                 4.7%
Finland                 4.3%
France                  4.1%
Spain                   3.5%
Sweden                  3.4%

media, and hotel and leisure-related stocks faced challenges during the period and generated negative returns within the Index. In addition, during this difficult time, materials-related stocks' defensiveness worked well for investors, and because we maintained an overweighted position relative to the Index in the materials sector, the Fund's performance benefited in relative and absolute terms.

Geographically, with the exception of Latin America, which was battered by such unfavorable events as Argentina's currency devaluation, Brazil's political uncertainty and Mexico's economic jitters, the Fund performed better than the Index in all major geographic areas. In Asia, the Fund's relatively overweighted positions in China and South Korea drove much of the Fund's outperformance in the region. Although it was difficult for international markets to uncouple from and not track the U.S. market, the South Korean stock market demonstrated that it can happen. The total return for South Korea's stock market during the 12 months ended August 31, 2002, was 60.12% and the U.S. stock market returned -18.57%, with both returns as measured by the respective MSCI country indexes and calculated in U.S. dollars. Although Japanese holdings detracted from the Fund's overall performance, proportionally this country had a smaller effect on the portfolio than it did on the Index, in part because the Fund was relatively underweighted in Japan. During the period, we remained unconvinced about the prospects of measurable corporate reforms in Japan.

In terms of the Fund's activity during the 12-month period, we initiated positions in Rodamco, a Netherlands-based diversified financial company, Israel's Check Point Software, an Internet security provider, and Aventis, a pharmaceutical company in France. On the sell side, we liquidated our positions in two Australian banks, National Australia Bank and Australia & New Zealand Banking Group, because these stocks had appreciated to our target levels. We also sold other positions that achieved our target prices, including Germany's Deutsche Bank, Japan's Fuji Photo Film and Hong Kong's Dairy Farm International Holdings.

Going forward, we believe that U.S. investors will increasingly become more interested in holding non-U.S. stocks. In our opinion, this should result not only from seeking diversification among sectors, countries and currencies, but also from the realization that stock valuations in many countries remain lower than those in the U.S. In addition, we believe that European labor and tax reforms could continue to encourage corporate restructuring, which should attract U.S. investors' attention.

It is important to remember that there are special risks involved with foreign investing related to market, currency, economic, social, political and other factors. Emerging market securities involve similar but heightened risks, in addition to those associated with their relatively small size and lesser liquidity. Investing in any emerging market means accepting a certain amount of volatility and, in some cases, severe market corrections. For example, the MSCI Mexico Free Index has increased 1,164% in the past 14 years, but has suffered 7 quarterly declines of more than 15% during that time.(2) Although short-term volatility can be disconcerting, declines in excess of 50% are not unusual in emerging markets. These risks and other considerations are discussed in the Fund's prospectus.

TOP 10 EQUITY HOLDINGS
8/31/02

COMPANY
SECTOR/INDUSTRY,             % OF TOTAL
COUNTRY                      NET ASSETS
---------------------------------------

Cheung Kong Holdings Ltd.          2.2%
REAL ESTATE, HONG KONG

Volkswagen AG, ord. & pfd.         2.1%
AUTOMOBILES, GERMANY

DSM NV, Br.                        2.0%
CHEMICALS, NETHERLANDS

Aventis SA                         1.9%
PHARMACEUTICALS, FRANCE

UPM-Kymmene Corp.                  1.7%
PAPER & FOREST PRODUCTS,
FINLAND

Banco Popular Espanol SA           1.7%
BANKS, SPAIN

Alliance & Leicester PLC           1.6%
BANKS, U.K.

Shell Transport &
Trading Co. PLC                    1.5%
OIL & GAS, U.K.

Samsung Electronics
Co. Ltd., ord. & pfd.              1.5%
SEMICONDUCTOR EQUIPMENT &
PRODUCTS, SOUTH KOREA

Eni SpA                            1.5%
OIL & GAS, ITALY

2. Source: Standard & Poor's Micropal. Based on quarterly percentage total return change over 14 years ended 6/30/02. Market return is measured in U.S. dollars. The MSCI Mexico Free Index is market capitalization-weighted and measures the total returns of equity securities available to foreign (non-local) investors in Mexico.

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A NOTE ABOUT DUPLICATE MAILINGS

YOU WILL RECEIVE THE FUND'S SHAREHOLDER REPORT EVERY SIX MONTHS. TO REDUCE FUND EXPENSES, WE TRY TO IDENTIFY RELATED SHAREHOLDERS IN A HOUSEHOLD AND SEND ONLY ONE COPY OF THE REPORT. THIS PROCESS, CALLED "HOUSEHOLDING," WILL CONTINUE INDEFINITELY UNLESS YOU INSTRUCT US OTHERWISE. IF YOU PREFER NOT TO HAVE THESE DOCUMENTS HOUSEHOLDED, PLEASE CALL US AT 1-800/632-2301. AT ANY TIME YOU MAY VIEW CURRENT SHAREHOLDER REPORTS ON OUR WEBSITE.
-------------------------------------------------------------------------------

We thank you for your continued investment in Templeton Foreign Fund and welcome your comments or suggestions.

Sincerely,

/s/JEFFREY A. EVERETT

Jeffrey A. Everett, CFA
Portfolio Manager
Templeton Foreign Fund


--------------------------------------------------------------------------------
This discussion reflects our views, opinions and portfolio holdings as of August 31, 2002, the end of the reporting period. The information provided is not a complete analysis of every aspect of any country, industry, security or the Fund. Our strategies and the Fund's portfolio composition will change depending on market and economic conditions. Although historical performance is no guarantee of future results, these insights may help you understand our investment and management philosophy.
--------------------------------------------------------------------------------

PERFORMANCE SUMMARY AS OF 8/31/02

DISTRIBUTIONS AND RETURNS WILL VARY BASED ON EARNINGS OF THE FUND'S PORTFOLIO AND ANY PROFITS REALIZED FROM THE SALE OF THE PORTFOLIO'S SECURITIES, AS WELL AS THE LEVEL OF OPERATING EXPENSES FOR EACH CLASS. ALL TOTAL RETURNS INCLUDE REINVESTED DISTRIBUTIONS AT NET ASSET VALUE. THE PERFORMANCE TABLE AND GRAPHS DO NOT REFLECT THE DEDUCTION OF TAXES THAT A SHAREHOLDER WOULD PAY ON FUND DISTRIBUTIONS OR THE REDEMPTION OF FUND SHARES.


PRICE AND DISTRIBUTION INFORMATION

CLASS A                                  CHANGE        8/31/02        8/31/01
-----------------------------------------------------------------------------
Net Asset Value (NAV)                    -$0.87         $8.82          $9.69

DISTRIBUTIONS (9/1/01-8/31/02)
Dividend Income                          $0.2522

CLASS B                                  CHANGE        8/31/02        8/31/01
-----------------------------------------------------------------------------
Net Asset Value (NAV)                    -$0.87         $8.69          $9.56
DISTRIBUTIONS (9/1/01-8/31/02)
Dividend Income                          $0.1897

CLASS C                                  CHANGE        8/31/02        8/31/01
-----------------------------------------------------------------------------
Net Asset Value (NAV)                    -$0.86         $8.69          $9.55
DISTRIBUTIONS (9/1/01-8/31/02)
Dividend Income                          $0.1780

CLASS R                                  CHANGE        8/31/02         1/1/02
-----------------------------------------------------------------------------
Net Asset Value (NAV)                    -$0.49         $8.81          $9.30

ADVISOR CLASS                            CHANGE        8/31/02        8/31/01
-----------------------------------------------------------------------------
Net Asset Value (NAV)                    -$0.88         $8.81          $9.69

DISTRIBUTIONS (9/1/01-8/31/02)
Dividend Income                          $0.2771

--------------------------------------------------------------------------------
CLASS A: Subject to the current, maximum 5.75% initial sales charge. Prior to 7/1/92, Fund shares were offered at a higher initial sales charge. Thus actual total returns would have been lower. Effective 1/1/93, the Fund implemented a Rule 12b-1 plan, which affects subsequent performance.

CLASS B: Subject to no initial sales charge, but subject to a contingent deferred sales charge (CDSC) declin- ing from 4% to 0% over six years. These shares have higher annual fees and expenses than Class A shares.

CLASS C: Subject to 1% initial sales charge and 1% CDSC for shares redeemed within 18 months of investment. These shares have higher annual fees and expenses than Class A shares.

CLASS R: No initial sales charge, but subject to 1% CDSC for shares redeemed within 18 months of investment; are available to certain eligible investors as described in the prospectus. These shares have higher annual fees and expenses than Class A shares.

ADVISOR CLASS: No initial sales charge or Rule 12b-1 fees and are available to a limited class of investors.
--------------------------------------------------------------------------------

Past performance does not guarantee future results.                            7

1. Cumulative total return represents the change in value of an investment over the periods indicated and does not include sales charges.

2. Average annual total return represents the average annual change in value of an investment over the periods indicated and includes any current, applicable, maximum sales charge(s).

3. These figures represent the value of a hypothetical $10,000 investment in the Fund over the periods indicated and include any current, applicable, maximum sales charge(s).

4. In accordance with SEC rules, we provide standardized average annual total return information through the latest calendar quarter.

5. Aggregate total return represents the change in value of an investment since inception and includes the maximum sales charge. Since Class R shares have existed for less than one year, average annual total returns are not provided.

6. Effective 1/2/97, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) For periods prior to 1/2/97, a restated figure is used based upon the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after 1/1/97, actual Advisor Class performance is used reflecting all charges and fees applicable to that class. Since 1/2/97 (commencement of sales), the cumulative and average annual total returns of Advisor Class shares were 22.08% and 3.58%.

--------------------------------------------------------------------------------
Ongoing stock market volatility can dramatically change the Fund's short-term performance; current results may differ. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, currency volatility, and the economic, social and political climates of countries where the Fund invests. Emerging markets involve heightened risks related to the same factors, in addition to those associated with their relatively small size and lesser liquidity. You may have a gain or loss when you sell your shares.
--------------------------------------------------------------------------------

PERFORMANCE

CLASS A                                  1-YEAR         5-YEAR        10-YEAR
-----------------------------------------------------------------------------
Cumulative Total Return(1)               -6.31%          8.54%        107.29%
Average Annual Total Return(2)          -11.69%          0.45%          6.93%
Value of $10,000 Investment(3)           $8,831        $10,226        $19,537
Avg. Ann. Total Return (9/30/02)(4)      -8.65%         -2.43%          6.18%

                                                                    INCEPTION
CLASS B                                  1-YEAR         3-YEAR       (1/1/99)
-----------------------------------------------------------------------------
Cumulative Total Return(1)               -7.07%         -7.95%         14.43%
Average Annual Total Return(2)          -10.71%         -3.61%          3.00%
Value of $10,000 Investment(3)           $8,929         $8,955        $11,143
Avg. Ann. Total Return (9/30/02)(4)      -7.59%         -5.75%          0.42%

                                                                    INCEPTION
CLASS C                                  1-YEAR         5-YEAR       (5/1/95)
-----------------------------------------------------------------------------
Cumulative Total Return(1)               -7.10%          4.65%         42.86%
Average Annual Total Return(2)           -8.96%          0.72%          4.84%
Value of $10,000 Investment(3)           $9,104        $10,364        $14,147
Avg. Ann. Total Return (9/30/02)(4)      -5.91%         -2.23%          3.48%

                                                                    INCEPTION
CLASS R                                                              (1/1/02)
-----------------------------------------------------------------------------
Cumulative Total Return(1)                                             -5.27%
Aggregate Total Return(5)                                              -6.22%
Value of $10,000 Investment(3)                                         $9,378
Aggregate Total Return (9/30/02)(4,5)                                 -14.52%

ADVISOR CLASS(6)                         1-YEAR         5-YEAR        10-YEAR
-----------------------------------------------------------------------------
Cumulative Total Return(1)               -6.15%          9.68%        111.89%
Average Annual Total Return(2)           -6.15%          1.87%          7.80%
Value of $10,000 Investment(3)           $9,385        $10,968        $21,189
Avg. Ann. Total Return (9/30/02)(4)      -3.05%         -1.08%          7.04%

For updated performance figures, see "Prices and Performance" at franklintempleton.com, or call Franklin Templeton Investments at 1-800/342-5236.

8     Past performance does not guarantee future results.

TOTAL RETURN INDEX COMPARISON
FOR HYPOTHETICAL $10,000 INVESTMENT

TOTAL RETURN REPRESENTS THE CHANGE IN VALUE OF AN INVESTMENT OVER THE PERIODS SHOWN. IT INCLUDES THE CURRENT, APPLICABLE, MAXIMUM SALES CHARGE(S), FUND EXPENSES, ACCOUNT FEES AND REINVESTED DISTRIBUTIONS. THE UNMANAGED INDEX INCLUDES REINVESTED DIVIDENDS. IT DIFFERS FROM THE FUND IN COMPOSITION AND DOES NOT PAY MANAGEMENT FEES OR EXPENSES. ONE CANNOT INVEST DIRECTLY IN AN INDEX. THE CONSUMER PRICE INDEX (CPI), CALCULATED BY THE U.S. BUREAU OF LABOR STATISTICS, IS A COMMONLY USED MEASURE OF THE INFLATION RATE.

CLASS A (9/1/92-8/31/02)

[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

The following line graph compares the performance of Templeton Foreign Fund - Class A with that of the MSCI EAFE Index(7) and the CPI(7) based on a $10,000 investment from 09/01/92 to 8/31/02.

NOTE:FUND PERFORMANCE INCLUDES ALL SALES CHARGES.
-------------------------------------------------

                 TEMPLETON FOREIGN
PERIOD            FUND - CLASS A*  MSCI EAFE INDEX (7)       CPI(7)
9/1/92                  $9,425            $10,000            $10,000
9/30/92                 $9,230             $9,806            $10,028
10/31/92                $8,909             $9,294            $10,063
11/30/92                $8,947             $9,384            $10,077
12/31/92                $9,084             $9,436            $10,070
1/31/93                 $9,242             $9,438            $10,119
2/28/93                 $9,455             $9,726            $10,155
3/31/93                 $9,831            $10,577            $10,190
4/30/93                $10,151            $11,584            $10,219
5/31/93                $10,389            $11,831            $10,233
6/30/93                $10,262            $11,649            $10,248
7/31/93                $10,500            $12,059            $10,248
8/31/93                $11,179            $12,713            $10,276
9/30/93                $11,089            $12,429            $10,298
10/31/93               $11,694            $12,815            $10,340
11/30/93               $11,497            $11,697            $10,347
12/31/93               $12,429            $12,544            $10,347
1/31/94                $13,004            $13,608            $10,375
2/28/94                $12,780            $13,572            $10,411
3/31/94                $12,424            $12,990            $10,446
4/30/94                $12,635            $13,545            $10,461
5/31/94                $12,635            $13,470            $10,468
6/30/94                $12,385            $13,664            $10,503
7/31/94                $12,846            $13,798            $10,532
8/31/94                $13,189            $14,128            $10,574
9/30/94                $12,978            $13,686            $10,603
10/31/94               $13,158            $14,144            $10,610
11/30/94               $12,682            $13,468            $10,624
12/31/94               $12,472            $13,556            $10,624
1/31/95                $12,260            $13,038            $10,666
2/28/95                $12,430            $13,004            $10,709
3/31/95                $12,529            $13,819            $10,744
4/30/95                $12,953            $14,343            $10,780
5/31/95                $13,250            $14,175            $10,801
6/30/95                $13,306            $13,930            $10,823
7/31/95                $13,914            $14,801            $10,823
8/31/95                $13,603            $14,240            $10,851
9/30/95                $13,829            $14,522            $10,873
10/31/95               $13,479            $14,135            $10,909
11/30/95               $13,627            $14,533            $10,901
12/31/95               $13,863            $15,121            $10,893
1/31/96                $14,316            $15,186            $10,958
2/29/96                $14,437            $15,241            $10,993
3/31/96                $14,512            $15,569            $11,050
4/30/96                $14,890            $16,025            $11,093
5/31/96                $15,041            $15,733            $11,114
6/30/96                $15,116            $15,826            $11,121
7/31/96                $14,709            $15,367            $11,142
8/31/96                $15,056            $15,404            $11,163
9/30/96                $15,222            $15,817            $11,199
10/31/96               $15,406            $15,659            $11,234
11/30/96               $15,986            $16,285            $11,256
12/31/96               $16,358            $16,080            $11,256
1/31/97                $16,579            $15,520            $11,292
2/28/97                $16,753            $15,778            $11,327
3/31/97                $16,927            $15,839            $11,355
4/30/97                $17,021            $15,926            $11,369
5/31/97                $17,590            $16,966            $11,362
6/30/97                $18,190            $17,906            $11,376
7/31/97                $18,695            $18,200            $11,389
8/31/97                $18,000            $16,844            $11,411
9/30/97                $19,011            $17,791            $11,439
10/31/97               $17,602            $16,428            $11,468
11/30/97               $17,413            $16,264            $11,461
12/31/97               $17,446            $16,410            $11,447
1/31/98                $17,516            $17,165            $11,469
2/28/98                $18,463            $18,270            $11,491
3/31/98                $19,322            $18,837            $11,513
4/30/98                $19,427            $18,989            $11,534
5/31/98                $18,621            $18,902            $11,554
6/30/98                $17,902            $19,049            $11,568
7/31/98                $17,691            $19,248            $11,582
8/31/98                $14,781            $16,867            $11,596
9/30/98                $14,816            $16,354            $11,610
10/31/98               $16,376            $18,063            $11,638
11/30/98               $16,929            $18,993            $11,638
12/31/98               $16,593            $19,747            $11,631
1/31/99                $16,316            $19,694            $11,659
2/28/99                $16,178            $19,229            $11,673
3/31/99                $17,621            $20,037            $11,708
4/30/99                $19,995            $20,852            $11,793
5/31/99                $19,085            $19,782            $11,793
6/30/99                $20,371            $20,558            $11,793
7/31/99                $20,588            $21,175            $11,828
8/31/99                $20,746            $21,257            $11,857
9/30/99                $20,272            $21,476            $11,914
10/31/99               $20,266            $22,286            $11,935
11/30/99               $21,265            $23,066            $11,942
12/31/99               $23,099            $25,139            $11,942
1/31/00                $21,390            $23,546            $11,978
2/29/00                $20,938            $24,184            $12,049
3/31/00                $21,802            $25,127            $12,148
4/30/00                $21,082            $23,810            $12,155
5/31/00                $21,143            $23,234            $12,170
6/30/00                $21,926            $24,147            $12,233
7/31/00                $21,679            $23,140            $12,261
8/31/00                $21,740            $23,346            $12,261
9/30/00                $21,061            $22,214            $12,325
10/31/00               $20,888            $21,694            $12,346
11/30/00               $20,994            $20,885            $12,353
12/31/00               $22,252            $21,632            $12,346
1/31/01                $22,467            $21,622            $12,423
2/28/01                $22,015            $20,002            $12,473
3/31/01                $20,466            $18,678            $12,502
4/30/01                $21,649            $19,987            $12,552
5/31/01                $21,628            $19,298            $12,608
6/30/01                $21,262            $18,516            $12,630
7/31/01                $20,939            $18,181            $12,594
8/31/01                $20,853            $17,725            $12,594
9/30/01                $18,400            $15,933            $12,651
10/31/01               $19,111            $16,341            $12,608
11/30/01               $20,082            $16,944            $12,587
12/31/01               $20,489            $17,045            $12,538
1/31/02                $20,002            $16,140            $12,566
2/28/02                $20,378            $16,255            $12,617
3/31/02                $21,442            $17,142            $12,687
4/30/02                $21,774            $17,266            $12,758
5/31/02                $22,217            $17,501            $12,758
6/30/02                $21,331            $16,811            $12,766
7/31/02                $19,648            $15,153            $12,780
8/31/02                $19,537            $15,123            $12,822

[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

The following line graph compares the performance of Templeton Foreign Fund - Class B with that of the MSCI EAFE Index(7) and the CPI(7) based on a $10,000 investment from 1/01/99 to 8/31/02.

CLASS B (1/1/99-8/31/02)

NOTE: FUND PERFORMANCE INCLUDES APPLICABLE SALES CHARGE.
--------------------------------------------------------

                  TEMPLETON FOREIGN
PERIOD             FUND - CLASS B*   MSCI EAFE INDEX(7)      CPI(7)
1/1/99                 $10,000            $10,000            $10,000
1/31/99                 $9,821             $9,973            $10,024
2/28/99                 $9,738             $9,738            $10,036
3/31/99                $10,584            $10,147            $10,066
4/30/99                $12,014            $10,560            $10,140
5/31/99                $11,454            $10,018            $10,140
6/30/99                $12,217            $10,411            $10,140
7/31/99                $12,348            $10,723            $10,170
8/31/99                $12,431            $10,765            $10,194
9/30/99                $12,133            $10,876            $10,243
10/31/99               $12,136            $11,286            $10,262
11/30/99               $12,714            $11,681            $10,268
12/31/99               $13,808            $12,731            $10,268
1/31/00                $12,779            $11,924            $10,299
2/29/00                $12,506            $12,247            $10,360
3/31/00                $13,015            $12,724            $10,444
4/30/00                $12,581            $12,058            $10,451
5/31/00                $12,606            $11,766            $10,463
6/30/00                $13,064            $12,228            $10,518
7/31/00                $12,903            $11,718            $10,542
8/31/00                $12,928            $11,823            $10,542
9/30/00                $12,519            $11,249            $10,597
10/31/00               $12,403            $10,986            $10,615
11/30/00               $12,467            $10,576            $10,621
12/31/00               $13,203            $10,955            $10,615
1/31/01                $13,319            $10,949            $10,682
2/28/01                $13,048            $10,129            $10,724
3/31/01                $12,121             $9,459            $10,749
4/30/01                $12,817            $10,122            $10,792
5/31/01                $12,804             $9,772            $10,841
6/30/01                $12,572             $9,377            $10,859
7/31/01                $12,379             $9,207            $10,829
8/31/01                $12,314             $8,976            $10,829
9/30/01                $10,859             $8,068            $10,877
10/31/01               $11,268             $8,275            $10,840
11/30/01               $11,847             $8,580            $10,822
12/31/01               $12,075             $8,632            $10,780
1/31/02                $11,773             $8,173            $10,804
2/28/02                $11,983             $8,231            $10,848
3/31/02                $12,615             $8,681            $10,908
4/30/02                $12,787             $8,743            $10,970
5/31/02                $13,050             $8,862            $10,970
6/30/02                $12,523             $8,513            $10,976
7/31/02                $11,522             $7,674            $10,988
8/31/02                $11,143             $7,658            $11,024

AVERAGE ANNUAL TOTAL RETURN

CLASS A                  8/31/02
--------------------------------
1-Year                   -11.69%
5-Year                     0.45%
10-Year                    6.93%

AVERAGE ANNUAL TOTAL RETURN

CLASS B                  8/31/02
--------------------------------
1-Year                   -10.71%
3-Year                    -3.61%
Since Inception (1/1/99)   3.00%

Past performance does not guarantee future results.                            9

AVERAGE ANNUAL TOTAL RETURN

CLASS C                  8/31/02
--------------------------------
1-Year                    -8.96%
5-Year                     0.72%
Since Inception (5/1/95)   4.84%


AGGREGATE TOTAL RETURN(5)

CLASS R                  8/31/02
--------------------------------
Since Inception (1/1/02)  -6.22%


AVERAGE ANNUAL TOTAL RETURN

ADVISOR CLASS(8)         8/31/02
--------------------------------
1-Year                    -6.15%
5-Year                     1.87%
10-Year                    7.80%



[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

The following line graph compares the performance of Templeton Foreign Fund - Class C with that of the MSCI EAFE Index(7) and the CPI(7) based on a $10,000 investment from 5/01/95 to 8/31/02.

CLASS C 5/1/95-8/31/02)

NOTE: FUND PERFORMANCE INCLUDES ALL SALES CHARGES.
--------------------------------------------------

                  TEMPLETON FOREIGN
PERIOD                 FUND - C*     MSCI EAFE INDEX(7)       CPI(7)
5/1/95                  $9,903            $10,000            $10,000
5/31/95                $10,119             $9,883            $10,020
6/30/95                $10,162             $9,712            $10,040
7/31/95                $10,617            $10,319            $10,040
8/31/95                $10,379             $9,928            $10,066
9/30/95                $10,541            $10,125            $10,086
10/31/95               $10,261             $9,855            $10,120
11/30/95               $10,386            $10,132            $10,112
12/31/95               $10,551            $10,542            $10,105
1/31/96                $10,897            $10,588            $10,165
2/29/96                $10,978            $10,626            $10,198
3/31/96                $11,024            $10,854            $10,251
4/30/96                $11,313            $11,172            $10,291
5/31/96                $11,416            $10,969            $10,310
6/30/96                $11,463            $11,034            $10,316
7/31/96                $11,139            $10,714            $10,336
8/31/96                $11,393            $10,740            $10,356
9/30/96                $11,520            $11,027            $10,389
10/31/96               $11,654            $10,917            $10,422
11/30/96               $12,084            $11,354            $10,442
12/31/96               $12,353            $11,211            $10,442
1/31/97                $12,509            $10,821            $10,475
2/28/97                $12,641            $11,000            $10,508
3/31/97                $12,761            $11,043            $10,534
4/30/97                $12,833            $11,104            $10,547
5/31/97                $13,242            $11,829            $10,540
6/30/97                $13,686            $12,484            $10,553
7/31/97                $14,059            $12,689            $10,565
8/31/97                $13,518            $11,744            $10,586
9/30/97                $14,287            $12,404            $10,612
10/31/97               $13,219            $11,454            $10,639
11/30/97               $13,063            $11,339            $10,632
12/31/97               $13,081            $11,441            $10,619
1/31/98                $13,121            $11,967            $10,640
2/28/98                $13,824            $12,738            $10,660
3/31/98                $14,462            $13,133            $10,680
4/30/98                $14,542            $13,239            $10,699
5/31/98                $13,917            $13,178            $10,719
6/30/98                $13,373            $13,281            $10,731
7/31/98                $13,214            $13,419            $10,744
8/31/98                $11,022            $11,759            $10,757
9/30/98                $11,049            $11,402            $10,770
10/31/98               $12,195            $12,593            $10,796
11/30/98               $12,613            $13,242            $10,796
12/31/98               $12,359            $13,768            $10,789
1/31/99                $12,135            $13,730            $10,815
2/28/99                $12,031            $13,406            $10,828
3/31/99                $13,090            $13,969            $10,861
4/30/99                $14,849            $14,538            $10,940
5/31/99                $14,163            $13,792            $10,940
6/30/99                $15,102            $14,333            $10,940
7/31/99                $15,266            $14,763            $10,973
8/31/99                $15,371            $14,820            $10,999
9/30/99                $14,998            $14,973            $11,052
10/31/99               $15,002            $15,538            $11,072
11/30/99               $15,719            $16,081            $11,079
12/31/99               $17,067            $17,527            $11,079
1/31/00                $15,806            $16,416            $11,112
2/29/00                $15,453            $16,861            $11,177
3/31/00                $16,083            $17,518            $11,269
4/30/00                $15,545            $16,600            $11,276
5/31/00                $15,576            $16,199            $11,289
6/30/00                $16,145            $16,835            $11,348
7/31/00                $15,945            $16,133            $11,374
8/31/00                $15,976            $16,277            $11,374
9/30/00                $15,468            $15,487            $11,433
10/31/00               $15,324            $15,125            $11,453
11/30/00               $15,419            $14,561            $11,460
12/31/00               $16,312            $15,082            $11,453
1/31/01                $16,456            $15,075            $11,525
2/28/01                $16,121            $13,945            $11,571
3/31/01                $14,973            $13,022            $11,598
4/30/01                $15,834            $13,935            $11,644
5/31/01                $15,818            $13,454            $11,696
6/30/01                $15,531            $12,909            $11,716
7/31/01                $15,292            $12,676            $11,683
8/31/01                $15,228            $12,358            $11,683
9/30/01                $13,426            $11,108            $11,736
10/31/01               $13,932            $11,393            $11,696
11/30/01               $14,631            $11,813            $11,676
12/31/01               $14,912            $11,884            $11,631
1/31/02                $14,554            $11,253            $11,657
2/28/02                $14,815            $11,333            $11,704
3/31/02                $15,580            $11,952            $11,770
4/30/02                $15,808            $12,038            $11,836
5/31/02                $16,133            $12,201            $11,836
6/30/02                $15,482            $11,721            $11,843
7/31/02                $14,245            $10,565            $11,856
8/31/02                $14,147            $10,544            $11,895

[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

The following line graph compares the performance of Templeton Foreign Fund - Class R with that of the MSCI EAFE Index(7) and the CPI(7) based on a $10,000 investment from 1/01/02 to 8/31/02.

CLASS R (1/1/02-8/31/02)

NOTE: FUND PERFORMANCE INCLUDES APPLICABLE SALES CHARGE.
--------------------------------------------------------

Period Templeton Foreign Fund - R Class MSCI EAFE Index CPI Templeton Foreign Fund - R Class 1/1/02 $10,000 $10,000 $10,000 1/31/02 $9,710 $9,469 $10,023
-2.90%

                  TEMPLETON FOREIGN
PERIOD                 FUND - R     MSCI EAFE INDEX(7)       CPI(7)
1/1/02
2/28/02                 $9,882             $9,536            $10,063
3/31/02                $10,409            $10,057            $10,119
4/30/02                $10,559            $10,129            $10,176
5/31/02                $10,775            $10,267            $10,176
6/30/02                $10,345             $9,863            $10,182
7/31/02                 $9,528             $8,890            $10,193
8/31/02                 $9,378             $8,872            $10,227

[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

The following line graph compares the performance of Templeton Foreign Fund - Advisor Class with that of the MSCI EAFE Index(7) and the CPI(7) based on a $10,000 investment from 09/01/92 to 8/31/02.

ADVISOR CLASS (9/1/92-8/31/02)(8)

                   TEMPLETON FOREIGN
PERIOD              FUND - ADVISOR        MSCI EAFE
                         CLASS            INDEX(7)            CPI(7)
9/1/92                 $10,000            $10,000            $10,000
9/30/92                 $9,794             $9,806            $10,028
10/31/92                $9,453             $9,294            $10,063
11/30/92                $9,494             $9,384            $10,077
12/31/92                $9,640             $9,436            $10,070
1/31/93                 $9,808             $9,438            $10,119
2/28/93                $10,034             $9,726            $10,155
3/31/93                $10,433            $10,577            $10,190
4/30/93                $10,772            $11,584            $10,219
5/31/93                $11,025            $11,831            $10,233
6/30/93                $10,889            $11,649            $10,248
7/31/93                $11,143            $12,059            $10,248
8/31/93                $11,863            $12,713            $10,276
9/30/93                $11,768            $12,429            $10,298
10/31/93               $12,409            $12,815            $10,340
11/30/93               $12,201            $11,697            $10,347
12/31/93               $13,189            $12,544            $10,347
1/31/94                $13,800            $13,608            $10,375
2/28/94                $13,562            $13,572            $10,411
3/31/94                $13,185            $12,990            $10,446
4/30/94                $13,409            $13,545            $10,461
5/31/94                $13,409            $13,470            $10,468
6/30/94                $13,144            $13,664            $10,503
7/31/94                $13,633            $13,798            $10,532
8/31/94                $13,997            $14,128            $10,574
9/30/94                $13,773            $13,686            $10,603
10/31/94               $13,964            $14,144            $10,610
11/30/94               $13,459            $13,468            $10,624
12/31/94               $13,235            $13,556            $10,624
1/31/95                $13,010            $13,038            $10,666
2/28/95                $13,190            $13,004            $10,709
3/31/95                $13,296            $13,819            $10,744
4/30/95                $13,746            $14,343            $10,780
5/31/95                $14,061            $14,175            $10,801
6/30/95                $14,122            $13,930            $10,823
7/31/95                $14,767            $14,801            $10,823
8/31/95                $14,436            $14,240            $10,851
9/30/95                $14,676            $14,522            $10,873
10/31/95               $14,304            $14,135            $10,909
11/30/95               $14,462            $14,533            $10,901
12/31/95               $14,712            $15,121            $10,893
1/31/96                $15,193            $15,186            $10,958
2/29/96                $15,321            $15,241            $10,993
3/31/96                $15,400            $15,569            $11,050
4/30/96                $15,801            $16,025            $11,093
5/31/96                $15,960            $15,733            $11,114
6/30/96                $16,040            $15,826            $11,121
7/31/96                $15,607            $15,367            $11,142
8/31/96                $15,975            $15,404            $11,163
9/30/96                $16,151            $15,817            $11,199
10/31/96               $16,347            $15,659            $11,234
11/30/96               $16,961            $16,285            $11,256
12/31/96               $17,356            $16,080            $11,256
1/31/97                $17,763            $15,520            $11,292
2/28/97                $17,965            $15,778            $11,327
3/31/97                $18,152            $15,839            $11,355
4/30/97                $18,270            $15,926            $11,369
5/31/97                $18,878            $16,966            $11,362
6/30/97                $19,520            $17,906            $11,376
7/31/97                $20,078            $18,200            $11,389
8/31/97                $19,317            $16,844            $11,411
9/30/97                $20,417            $17,791            $11,439
10/31/97               $18,900            $16,428            $11,468
11/30/97               $18,716            $16,264            $11,461
12/31/97               $18,750            $16,410            $11,447
1/31/98                $18,825            $17,165            $11,469
2/28/98                $19,842            $18,270            $11,491
3/31/98                $20,782            $18,837            $11,513
4/30/98                $20,894            $18,989            $11,534
5/31/98                $20,029            $18,902            $11,554
6/30/98                $19,238            $19,049            $11,568
7/31/98                $19,013            $19,248            $11,582
8/31/98                $15,887            $16,867            $11,596
9/30/98                $15,925            $16,354            $11,610
10/31/98               $17,599            $18,063            $11,638
11/30/98               $18,217            $18,993            $11,638
12/31/98               $17,854            $19,747            $11,631
1/31/99                $17,556            $19,694            $11,659
2/28/99                $17,428            $19,229            $11,673
3/31/99                $18,960            $20,037            $11,708
4/30/99                $21,535            $20,852            $11,793
5/31/99                $20,555            $19,782            $11,793
6/30/99                $21,938            $20,558            $11,793
7/31/99                $22,173            $21,175            $11,828
8/31/99                $22,344            $21,257            $11,857
9/30/99                $21,832            $21,476            $11,914
10/31/99               $21,836            $22,286            $11,935
11/30/99               $22,913            $23,066            $11,942
12/31/99               $24,911            $25,139            $11,942
1/31/00                $23,067            $23,546            $11,978
2/29/00                $22,578            $24,184            $12,049
3/31/00                $23,534            $25,127            $12,148
4/30/00                $22,755            $23,810            $12,155
5/31/00                $22,821            $23,234            $12,170
6/30/00                $23,665            $24,147            $12,233
7/31/00                $23,398            $23,140            $12,261
8/31/00                $23,463            $23,346            $12,261
9/30/00                $22,731            $22,214            $12,325
10/31/00               $22,542            $21,694            $12,346
11/30/00               $22,680            $20,885            $12,353
12/31/00               $24,036            $21,632            $12,346
1/31/01                $24,269            $21,622            $12,423
2/28/01                $23,803            $20,002            $12,473
3/31/01                $22,127            $18,678            $12,502
4/30/01                $23,409            $19,987            $12,552
5/31/01                $23,409            $19,298            $12,608
6/30/01                $23,013            $18,516            $12,630
7/31/01                $22,663            $18,181            $12,594
8/31/01                $22,570            $17,725            $12,594
9/30/01                $19,939            $15,933            $12,651
10/31/01               $20,678            $16,341            $12,608
11/30/01               $21,756            $16,944            $12,587
12/31/01               $22,191            $17,045            $12,538
1/31/02                $21,663            $16,140            $12,566
2/28/02                $22,072            $16,255            $12,617
3/31/02                $23,251            $17,142            $12,687
4/30/02                $23,588            $17,266            $12,758
5/31/02                $24,093            $17,501            $12,758
6/30/02                $23,131            $16,811            $12,766
7/31/02                $21,304            $15,153            $12,780
8/31/02                $21,189            $15,123            $12,822

7. Source: Standard & Poor's Micropal. The MSCI EAFE Index is market capitalization-weighted and measures the total returns of equity securities in the developed markets in Europe, Australasia and the Far East.
8. Effective 1/2/97, the Fund began offering Advisor Class shares, which do not have sales charges or a Rule 12b-1 plan. Performance quotations for this class reflect the following methods of calculation: (a) For periods prior to 1/2/97, a restated figure is used based upon the Fund's Class A performance, excluding the effect of Class A's maximum initial sales charge, but reflecting the effect of the Class A Rule 12b-1 fees; and (b) for periods after 1/1/97, actual Advisor Class performance is used reflecting all charges and fees applicable to that class.

10     Past performance does not guarantee future results.

TEMPLETON FOREIGN FUND

CLASS A

If you had invested $10,000 in Templeton Foreign Fund - Class A at inception, it would have been worth $106,179 on August 31, 2002. The chart below illustrates the cumulative total return of a hypothetical $10,000 investment in the Fund on October 5, 1982 (inception), reflecting the current, maximum sales charge and applicable fees and expenses with income dividends and capital gains reinvested as shown through August 31, 2002.*

[GRAPHIC OMITTED]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC AS FOLLOWS:

This chart shows in a logarithmic format the growth of a $10,000 investment in Templeton Foreign Fund - Class A from 10/05/82 to 08/31/02.

NOTE: FUND PERFORMANCE INCLUDES MAXIMUM SALES CHARGE.
-----------------------------------------------------

TEMPLETON FOREIGN FUND - CLASS A

                 PRINCIPAL +      PRINCIPAL +
                  DIVIDENDS        CAP GAINS      TOTAL VALUE          CPI           PRINCIPAL         INCOME          CAP GAINS
10/5/82            $9,423           $9,423           $9,423          $10,000           $9,423               $0               $0
12/31/82           $9,823           $9,823           $9,823           $9,965           $9,823               $0               $0
12/31/83          $13,362          $13,217          $13,410          $10,343          $13,169             $193              $48
12/31/84          $13,094          $12,759          $13,250          $10,751          $12,603             $491             $156
12/31/85          $16,566          $15,735          $16,812          $11,160          $15,489           $1,077             $246
12/31/86          $19,903          $19,896          $21,648          $11,282          $18,151           $1,752           $1,745
12/31/87          $23,252          $24,190          $27,006          $11,782          $20,436           $2,816           $3,754
12/31/88          $26,865          $28,790          $32,946          $12,303          $22,709           $4,156           $6,081
12/31/89          $33,854          $36,619          $43,006          $12,875          $27,467           $6,387           $9,152
12/31/90          $31,870          $34,542          $41,712          $13,662          $24,700           $7,170           $9,842
12/31/91          $36,198          $40,076          $49,325          $14,080          $26,949           $9,249          $13,127
12/31/92          $34,964          $39,496          $49,372          $14,488          $25,088           $9,876          $14,408
12/31/93          $47,393          $53,489          $67,549          $14,886          $33,333          $14,060          $20,156
12/31/94          $45,397          $53,552          $67,783          $15,284          $31,166          $14,231          $22,386
12/31/95          $49,210          $58,571          $75,343          $15,672          $32,438          $16,772          $26,133
12/31/96          $57,909          $67,602          $88,903          $16,192          $36,608          $21,301          $30,994
12/31/97          $58,220          $71,753          $94,815          $16,468          $35,158          $23,062          $36,595
12/31/98          $51,688          $68,140          $90,181          $16,733          $29,647          $22,041          $38,493
12/31/99          $72,959          $92,229         $125,541          $17,181          $39,647          $33,312          $52,582
12/31/00          $69,994          $87,478         $120,935          $17,764          $36,537          $33,457          $50,941
12/31/01          $65,785          $78,257         $111,356          $18,039          $32,686          $33,099          $45,571
8/31/02           $62,727          $74,618         $106,179          $18,447          $31,166          $31,561          $43,452

===Total Value of Investment with Capital Gains and Dividends Reinvested

---Value of Investment with Capital Gains Reinvested

- -Value of Investment with Dividends Reinvested

= =Consumer Price Index

*Cumulative total return represents the change in value of an investment over the indicated period. All figures reflect the current, maximum 5.75% initial sales charge. Prior to 7/1/92, these shares were offered at a higher initial sales charge. Thus actual total return for purchasers of shares during the periods shown may differ. Effective 1/1/93, the Fund's Class A shares implemented a Rule 12b-1 plan, which affects subsequent performance.

Except as noted, all figures assume reinvestment of dividends and capital gains at net asset value. Since markets can go down as well as up, investment return and principal value will fluctuate with market conditions, and you may have a gain or loss when you sell your shares. The chart does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

The historical data shown above pertain only to the Fund's Class A shares. The Fund offers four other share classes, subject to different fees and expenses, which affect their performance. Please see the prospectus for more details.

Past performance does not guarantee future results.                           11

TEMPLETON FOREIGN FUND
Financial Highlights

                                                                                              CLASS A
                                                         ---------------------------------------------------------------------------
                                                                                       YEAR ENDED AUGUST 31,
                                                         ---------------------------------------------------------------------------
                                                               2002            2001            2000           1999            1998
                                                         ---------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE+
(for a share outstanding throughout the year)
Net asset value, beginning of year ...................        $9.69          $10.56          $10.49          $8.43          $11.40
                                                         ---------------------------------------------------------------------------
Income from investment operations:
 Net investment income ...............................          .15             .26             .23            .27             .30
 Net realized and unrealized gains (losses) ..........         (.77)           (.69)            .25           2.82           (2.11)
                                                         ---------------------------------------------------------------------------
Total from investment operations .....................         (.62)           (.43)            .48           3.09           (1.81)
                                                         ---------------------------------------------------------------------------
Less distributions from:
 Net investment income ...............................         (.25)           (.23)           (.32)          (.26)           (.32)
 Net realized gains ..................................           --            (.21)           (.09)          (.77)           (.84)
                                                         ---------------------------------------------------------------------------
Total distributions ..................................         (.25)           (.44)           (.41)         (1.03)          (1.16)
                                                         ---------------------------------------------------------------------------
Net asset value, end of year .........................        $8.82           $9.69          $10.56         $10.49           $8.43
                                                         ===========================================================================
Total return* ........................................      (6.31)%         (4.08)%           4.79%         40.36%        (17.89)%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (000's) ......................   $8,325,977      $9,165,696     $11,489,339    $11,940,654     $10,745,504
Ratios to average net assets
 Expenses ............................................        1.16%           1.18%           1.15%          1.13%           1.12%
 Net investment income ...............................        1.63%           2.54%           2.14%          2.92%           2.79%
Portfolio turnover rate ..............................       34.15%          21.38%          44.77%         26.11%          38.27%

*Total return does not reflect sales commissions.
+Based on average weighted shares outstanding effective year ended August 31, 1999.

TEMPLETON FOREIGN FUND
Financial Highlights (CONTINUED)

                                                                                      CLASS B
                                                            ------------------------------------------------------
                                                                               YEAR ENDED AUGUST 31,
                                                            ------------------------------------------------------
                                                               2002            2001            2000          1999+
                                                            ------------------------------------------------------
PER SHARE OPERATING PERFORMANCE++
(for a share outstanding throughout the year)
Net asset value, beginning of year ...................        $9.56          $10.43          $10.43          $8.39
                                                            ------------------------------------------------------
Income from investment operations:
 Net investment income ...............................          .08             .18             .16            .14
 Net realized and unrealized gains (losses) ..........         (.76)           (.67)            .23           1.90
                                                            ------------------------------------------------------
Total from investment operations .....................         (.68)           (.49)            .39           2.04
                                                            ------------------------------------------------------
Less distributions from:
 Net investment income ...............................         (.19)           (.17)           (.30)            --
 Net realized gains ..................................           --            (.21)           (.09)            --
                                                            ------------------------------------------------------
Total distributions ..................................         (.19)           (.38)           (.39)            --
                                                            ------------------------------------------------------
Net asset value, end of year .........................        $8.69           $9.56          $10.43         $10.43
                                                            ======================================================
Total return* ........................................      (7.07)%         (4.75)%           3.99%         24.31%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (000's) ......................      $87,135         $64,360         $53,313        $16,765
Ratios to average net assets:
 Expenses ............................................        1.91%           1.93%           1.90%          1.91%**
 Net investment income ...............................         .88%           1.83%           1.54%          2.14%**
Portfolio turnover rate ..............................       34.15%          21.38%          44.77%        26.11%

*Total return does not reflect the contingent deferred sales charge and is not annualized.
**Annualized.
+For the period January 1, 1999 (effective date) to August 31, 1999.
++Based on average weighted shares outstanding.

TEMPLETON FOREIGN FUND
Financial Highlights (CONTINUED)

                                                                                              CLASS C
                                                           -------------------------------------------------------------------------
                                                                                       YEAR ENDED AUGUST 31,
                                                           -------------------------------------------------------------------------
                                                               2002            2001            2000           1999            1998
                                                           -------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE+
(for a share outstanding throughout the year)
Net asset value, beginning of year ...................        $9.55          $10.39          $10.31          $8.30          $11.25
                                                           -------------------------------------------------------------------------
Income from investment operations:
 Net investment income ...............................          .08             .18             .14            .19             .22
 Net realized and unrealized gains (losses) ..........         (.76)           (.66)            .25           2.79           (2.07)
                                                           -------------------------------------------------------------------------
Total from investment operations .....................         (.68)           (.48)            .39           2.98           (1.85)
Less distributions from:
 Net investment income ...............................         (.18)           (.15)           (.22)          (.20)           (.26)
 Net realized gains ..................................           --            (.21)           (.09)          (.77)           (.84)
                                                           -------------------------------------------------------------------------
Total distributions ..................................         (.18)           (.36)           (.31)          (.97)          (1.10)
Net asset value, end of year .........................        $8.69           $9.55          $10.39         $10.31           $8.30
                                                           =========================================================================

Total return* ........................................      (7.10)%         (4.68)%           3.94%         39.45%        (18.46)%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (000's) ......................     $793,143        $899,275      $1,127,869     $1,196,084      $1,159,810
Ratios to average net assets:
 Expenses ............................................        1.91%           1.92%           1.90%          1.88%           1.87%
 Net investment income ...............................         .88%           1.80%           1.39%          2.15%           2.07%
Portfolio turnover rate ..............................       34.15%          21.38%          44.77%         26.11%          38.27%

*Total return does not reflect sales commissions or the contingent deferred sales charge.
+Based on average weighted shares outstanding effective year ended
August 31, 1999.

TEMPLETON FOREIGN FUND
Financial Highlights (CONTINUED)

                                                                                          CLASS R
                                                                                       ----------------
                                                                                        PERIOD ENDED
                                                                                       AUGUST 31, 2002+
                                                                                       ----------------
PER SHARE OPERATING PERFORMANCE++
(for a share outstanding throughout the period)
Net asset value, beginning of period ..............................................           $9.30
                                                                                       ----------------
Income from investment operations:
 Net investment income ............................................................             .14
 Net realized and unrealized losses ...............................................            (.63)
                                                                                       ----------------
Total from investment operations ..................................................            (.49)
                                                                                       ----------------
Net asset value, end of period ....................................................           $8.81
                                                                                       ================
Total return* .....................................................................         (5.27)%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000's) .................................................          $5,641
Ratios to average net assets:
 Expenses .........................................................................           1.41%**
 Net investment income ............................................................           1.38%**
Portfolio turnover rate ...........................................................          34.15%

*Total return does not reflect the contingent deferred sales charge and is not annualized.
**Annualized.
+For the period January 2, 2002 (effective date) to August 31, 2002.
++Based on average weighted shares outstanding.

TEMPLETON FOREIGN FUND
Financial Highlights (CONTINUED)

                                                                           ADVISOR CLASS
                                                           -------------------------------------------------------------------------
                                                                       YEAR ENDED AUGUST 31,
                                                           -------------------------------------------------------------------------
                                                               2002            2001            2000           1999            1998
                                                           -------------------------------------------------------------------------

PER SHARE OPERATING PERFORMANCE+
(for a share outstanding throughout the year)
Net asset value, beginning of year ......................     $9.69          $10.56          $10.50          $8.44          $11.42
                                                           -------------------------------------------------------------------------
Income from investment operations:
 Net investment income ..................................       .17             .28             .26            .29             .33
 Net realized and unrealized gains (losses) .............      (.77)           (.68)            .24           2.81           (2.12)
                                                           -------------------------------------------------------------------------
Total from investment operations ........................      (.60)           (.40)            .50           3.10           (1.79)
                                                           -------------------------------------------------------------------------
Less distributions from:
 Net investment income ..................................      (.28)           (.26)           (.35)          (.27)           (.35)
 Net realized gains .....................................        --            (.21)           (.09)          (.77)           (.84)
                                                           -------------------------------------------------------------------------
Total distributions .....................................      (.28)           (.47)           (.44)         (1.04)          (1.19)
                                                           -------------------------------------------------------------------------
Net asset value, end of year ............................     $8.81           $9.69          $10.56         $10.50           $8.44
                                                           =========================================================================

Total return ............................................   (6.15)%         (3.81)%           5.03%         40.65%        (17.75)%

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year (000's) .........................  $297,866        $102,846        $117,129        $77,203         $50,022
Ratios to average net assets:
 Expenses ...............................................      .91%            .93%            .90%           .88%            .87%
 Net investment income ..................................     1.88%           2.78%           2.45%          3.18%           3.08%
Portfolio turnover rate .................................    34.15%          21.38%          44.77%         26.11%          38.27%

+Based on average weighted shares outstanding effective year ended August 31, 1998.

16                              See notes to financial statements.

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002

                                                                    COUNTRY               SHARES                 VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS 77.8%
     AEROSPACE & DEFENSE 2.6%
     BAE Systems PLC ......................................      United Kingdom          26,910,566        $  127,382,368
     Rolls-Royce PLC ......................................      United Kingdom          54,430,103           118,509,351
                                                                                                           --------------
                                                                                                              245,891,719
                                                                                                           --------------
     AIR FREIGHT & COURIERS
     Exel PLC .............................................      United Kingdom              98,190             1,120,956
     Yamato Transport Co. Ltd. ............................           Japan                  25,000               424,873
                                                                                                           --------------
                                                                                                                1,545,829
                                                                                                           --------------
     AIRLINES .7%
     Qantas Airways Ltd. ..................................         Australia             8,840,760            20,356,276
     Qantas Airways Ltd., 144A ............................         Australia             1,346,661             3,100,752
     Singapore Airlines Ltd. ..............................         Singapore             6,165,985            40,875,176
                                                                                                           --------------
                                                                                                               64,332,204
                                                                                                           --------------
     AUTO COMPONENTS 2.0%
     Autoliv Inc., SDR ....................................          Sweden               4,384,495            95,514,117
     Denso Corp. ..........................................           Japan               3,381,300            53,757,437
     Valeo SA .............................................          France               1,196,539            46,116,412
                                                                                                           --------------
                                                                                                              195,387,966
                                                                                                           --------------
     AUTOMOBILES .1%
     Volkswagen AG ........................................          Germany                167,757             7,683,049
                                                                                                           --------------
     BANKS 5.7%
     Abbey National PLC ...................................      United Kingdom           4,503,600            51,971,314
     Alliance & Leicester PLC .............................      United Kingdom          10,961,237           147,602,395
     Allied Irish Banks PLC ...............................      Irish Republic              70,600               913,934
     Banco Popular Espanol SA .............................           Spain               3,954,051           157,009,576
     Danske Bank ..........................................          Denmark                 84,000             1,475,543
     Lloyds TSB Group PLC .................................      United Kingdom            2,145,090           18,549,080
     Nordea AB ............................................          Sweden               7,074,980            33,236,745
     Royal Bank of Scotland Group PLC .....................      United Kingdom              45,000             1,074,097
     San Paolo-IMI SpA ....................................           Italy               4,986,600            41,421,330
    *UBS AG ...............................................        Switzerland            1,798,119            84,714,633
                                                                                                           --------------
                                                                                                              537,968,647
                                                                                                           --------------
     BEVERAGES .2%
     PanAmerican Beverages Inc., A ........................          Mexico                ,588,180            16,120,027
                                                                                                           --------------
     BIOTECHNOLOGY .6%
    *CellTech Group PLC ...................................      United Kingdom          10,050,800            59,158,936
    *CK Life Sciences International (Holdings) Inc. .......         Hong Kong             1,117,611               260,778
     Serono SA, B .........................................        Switzerland                  809               461,469
                                                                                                           --------------
                                                                                                               59,881,183
                                                                                                           --------------
     BUILDING PRODUCTS .1%
     Toto Ltd. ............................................           Japan               1,622,000             6,867,490
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                      COUNTRY              SHARES               VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS (CONT.)
     CHEMICALS 4.6%
     Akzo Nobel NV ........................................        Netherlands            2,168,895        $   80,869,869
     BASF AG ..............................................          Germany              2,638,216           109,054,609
     Bayer AG, Br. ........................................          Germany              2,339,203            55,516,155
     DSM NV, Br. ..........................................        Netherlands            4,323,595           188,601,822
     Shin-Etsu Chemical Co. Ltd. ..........................           Japan                  23,000               830,262
                                                                                                           --------------
                                                                                                              434,872,717
                                                                                                           --------------
     COMMERCIAL SERVICES & SUPPLIES .7%
     Chubb PLC ............................................      United Kingdom            16,117,799          33,160,604
    *ISS A/S ..............................................          Denmark                 15,700               692,576
     Societe BIC SA .......................................          France                 818,992            31,324,227
                                                                                                           --------------
                                                                                                               65,177,407
                                                                                                           --------------
     COMPUTERS & PERIPHERALS .9%
     Compal Electronics Inc. ..............................          Taiwan              41,280,000            38,935,436
     NEC Corp. ............................................           Japan              7,934,000             44,232,058
                                                                                                           --------------
                                                                                                               83,167,494
                                                                                                           --------------
     CONSTRUCTION MATERIALS 1.5%
     Cemex SA .............................................          Mexico               3,853,718            18,376,994
     Cemex SA, ADR ........................................          Mexico               4,352,202           102,494,357
     Cheung Kong Infrastructure Holdings Ltd. .............         Hong Kong            10,961,237            19,112,023
                                                                                                           --------------
                                                                                                              139,983,374
                                                                                                           --------------
     DIVERSIFIED FINANCIALS 3.9%
     Amvescap PLC .........................................      United Kingdom              73,000               492,915
     Banca Fideuram SpA ...................................           Italy               3,437,000            17,358,926
    *First Pacific Co. Ltd. ...............................         Hong Kong            21,154,000             3,010,396
     ING Groep NV .........................................        Netherlands               42,000               916,876
     Mediolanum SpA .......................................           Italy                  80,400               455,743
     Nomura Holdings Inc. .................................           Japan               5,340,480            70,401,638
     Rodamco Europe NV ....................................        Netherlands            3,395,550           138,195,635
     Swire Pacific Ltd., A ................................         Hong Kong            24,142,522           109,261,089
    *WCM Beteiligungs & Grundbesitz AG ....................          Germany             11,500,000            34,623,608
                                                                                                           --------------
                                                                                                              374,716,826
                                                                                                           --------------
     DIVERSIFIED TELECOMMUNICATION SERVICES 3.4%
     BCE Inc. .............................................          Canada                 123,300             2,244,692
     Cable & Wireless PLC .................................      United Kingdom          31,053,094            77,098,331
     KT Corp., ADR ........................................        South Korea            2,603,234            59,119,444
     Nippon Telegraph & Telephone Corp. ...................           Japan                  23,520            92,441,446
     Telecom Corp. of New Zealand Ltd. ....................        New Zealand           19,272,106            45,593,978
     Telefonos de Mexico SA de CV (Telmex), L, ADR ........          Mexico               1,706,980            50,577,817
                                                                                                           --------------
                                                                                                              327,075,708
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                     COUNTRY              SHARES             VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS (CONT.)
     ELECTRIC UTILITIES 3.4%
     CLP Holdings Ltd. ....................................         Hong Kong            35,126,499        $  141,407,582
     Hong Kong Electric Holdings Ltd. .....................         Hong Kong            27,682,304           107,890,697
     Iberdrola SA, Br. ....................................           Spain               5,736,842            73,983,477
                                                                                                           --------------
                                                                                                              323,281,756
                                                                                                           --------------
     ELECTRICAL EQUIPMENT .5%
    *ABB Ltd. .............................................        Switzerland            3,315,600            18,117,429
     GP Batteries International Ltd. ......................         Singapore             5,133,245             4,517,643
     Kidde PLC ............................................      United Kingdom          20,257,362            20,681,969
                                                                                                           --------------
                                                                                                               43,317,041
                                                                                                           --------------
     ELECTRONIC EQUIPMENT & INSTRUMENTS 1.9%
    *Celestica Inc. .......................................          Canada                  22,600               519,122
     Hitachi Ltd. .........................................           Japan              25,426,000           135,745,439
     Murata Manufacturing Co. Ltd. ........................           Japan                 742,000            42,054,907
                                                                                                           --------------
                                                                                                              178,319,468
                                                                                                           --------------
     ENERGY EQUIPMENT & SERVICES
     Saipem SpA ...........................................           Italy                 179,900             1,102,674
                                                                                                           --------------
     FOOD & DRUG RETAILING
     Tesco PLC ............................................      United Kingdom             248,666               813,564
     William Morrison Supermarkets PLC ....................      United Kingdom             170,000               523,977
                                                                                                           --------------
                                                                                                                1,337,541
                                                                                                           --------------
     FOOD PRODUCTS 1.8%
     Northern Foods PLC ...................................      United Kingdom          13,301,342            32,561,488
     Unilever PLC .........................................      United Kingdom          15,146,560           138,004,855
                                                                                                           --------------
                                                                                                              170,566,343
                                                                                                           --------------
     GAS UTILITIES 1.6%
     TransCanada PipeLines Ltd. ...........................          Canada               9,668,319           143,475,375
    *Transportadora de Gas del Sur SA, B, ADR .............         Argentina             5,358,550             7,180,457
                                                                                                           --------------
                                                                                                              150,655,832
                                                                                                           --------------
     HOTELS RESTAURANTS & LEISURE .4%
     Compass Group PLC ....................................      United Kingdom             130,000               660,608
     Grand Hotel Holdings Ltd. ............................         Hong Kong            26,191,377             6,010,624
     Shangri-La Asia Ltd. .................................         Hong Kong            45,715,867            29,891,335
                                                                                                           --------------
                                                                                                               36,562,567
                                                                                                           --------------
     HOUSEHOLD DURABLES 3.5%
     Koninklijke Philips Electronics NV ...................        Netherlands            6,145,902           122,956,615
    *LG Electronics Inc. ..................................        South Korea            1,800,000            67,240,734
     Makita Corp. .........................................           Japan               3,952,700            23,269,806
     Pioneer Corp. ........................................           Japan                  45,000               793,236
     Sony Corp. ...........................................           Japan               2,835,400           123,636,975
                                                                                                           --------------
                                                                                                              337,897,366
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                      COUNTRY              SHARES               VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS (CONT.)
     HOUSEHOLD PRODUCTS
     KAO Corp. ............................................           Japan                  39,000        $      893,055
     Reckitt Benckiser PLC ................................      United Kingdom              50,100               926,902
                                                                                                           --------------
                                                                                                                1,819,957
                                                                                                           --------------
     INDUSTRIAL CONGLOMERATES 2.0%
     Hutchison Whampoa Ltd. ...............................         Hong Kong            14,225,224            96,203,253
     Smiths Group PLC .....................................      United Kingdom           8,581,490            96,905,990
                                                                                                           --------------
                                                                                                              193,109,243
                                                                                                           --------------
     INSURANCE 5.2%
     Ace Ltd. .............................................          Bermuda              3,750,295           119,296,884
     AXA SA ...............................................          France               4,811,705            65,922,170
     AXA SA, ADR ..........................................          France                 150,000             2,055,000
     Sampo-Leonia OYJ, 144A ...............................          Finland              5,143,000            36,113,173
     Sampo-Leonia OYJ, A ..................................          Finland              7,653,050            53,738,269
     Scor SA ..............................................          France               1,011,520            19,373,711
     Swiss Reinsurance Co. ................................        Switzerland              765,921            54,101,640
     XL Capital Ltd., A ...................................          Bermuda              1,443,894           106,285,037
     Zurich Financial Services AG .........................        Switzerland              341,624            33,806,127
                                                                                                           --------------
                                                                                                              490,692,011
                                                                                                           --------------
    *INTERNET SOFTWARE & SERVICES .1%
     Check Point Software Technologies Ltd. ...............          Israel                 499,900             8,373,825
                                                                                                           --------------
     IT CONSULTING & SERVICES .4%
     Satyam Computers Services Ltd. .......................           India               8,482,080            42,086,656
                                                                                                           --------------
     MACHINERY 1.9%
     Fanuc Ltd. ...........................................           Japan                   9,500               431,873
     METSO OYJ ............................................          Finland              5,551,822            61,579,227
     Sandvik AB ...........................................          Sweden               4,559,159           105,875,606
     SKF AB, B ............................................          Sweden                 388,347             9,183,910
     SMC Corp. ............................................           Japan                   4,500               450,133
                                                                                                           --------------
                                                                                                              177,520,749
                                                                                                           --------------
     MEDIA 1.5%
     APN News & Media Ltd. ................................         Australia             4,135,179             7,289,148
     Arnoldo Mondadori Editore SpA ........................           Italy                 117,700               701,804
     Reed Elsevier PLC ....................................      United Kingdom            100,000                892,567
     SCMP Group Ltd. ......................................         Hong Kong            76,171,028            32,470,550
     United Business Media PLC ............................      United Kingdom           1,322,160             5,828,998
     Wolters Kluwer NV ....................................        Netherlands            3,118,112            55,776,678
     WPP Group PLC ........................................      United Kingdom           4,827,300            35,544,819
                                                                                                           --------------
                                                                                                              138,504,564
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                     COUNTRY               SHARES               VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS (CONT.)
     METALS & MINING 2.5%
     Barrick Gold Corp. ...................................          Canada               5,250,730        $   84,987,777
     BHP Billiton PLC .....................................         Australia            11,254,527            53,099,710
     Companhia Siderurgica Nacional CSN, ADR ..............          Brazil               1,478,049            19,658,052
     POSCO ................................................        South Korea              922,085            82,853,014
                                                                                                           --------------
                                                                                                              240,598,553
                                                                                                           --------------
     MULTI-UTILITIES .5%
    *International Power PLC ..............................      United Kingdom          11,957,713            24,231,733
     Suez SA ..............................................          France                 845,250            19,405,404
                                                                                                           --------------
                                                                                                               43,637,137
                                                                                                           --------------
     MULTILINE RETAIL .2%
     Galeries Lafayette SA ................................          France                 191,469            23,866,027
                                                                                                           --------------
     OFFICE ELECTRONICS
     Canon Inc. ...........................................           Japan                  16,000               547,885
                                                                                                           --------------
     OIL & GAS 7.9%
     BP PLC ...............................................      United Kingdom           1,110,185             8,595,369
     CNOOC Ltd. ...........................................           China              51,456,705            71,578,055
     CNOOC Ltd., ADR ......................................           China               1,473,191            41,691,305
     Eni SpA ..............................................           Italy               9,583,800           145,117,951
     Husky Energy Inc. ....................................          Canada                 206,290             2,199,104
     Norsk Hydro ASA ......................................          Norway               1,591,030            67,591,950
    *Perez Companc SA, B, ADR .............................         Argentina             1,296,800             6,484,000
     PetroChina Co. Ltd., H ...............................           China             546,968,691           111,498,178
     Repsol YPF SA ........................................           Spain               8,001,703           104,368,674
     Royal Dutch Petroleum Co. ............................        Netherlands            1,013,000            45,698,651
     Shell Transport & Trading Co. PLC ....................      United Kingdom          21,697,672           145,501,443
                                                                                                           --------------
                                                                                                              750,324,680
                                                                                                           --------------
     PAPER & FOREST PRODUCTS 3.8%
     Holmen Aktiebolag AB, B ..............................          Sweden               3,653,879            78,624,918
     M-real OYJ, B ........................................          Finland              2,834,000            21,400,636
     Norske Skogindustrier ASA, A .........................          Norway               2,174,800            31,471,138
     Stora Enso OYJ, R (EUR Traded) .......................          Finland              2,309,631            25,504,516
     Stora Enso OYJ, R (EUR/FIM Traded) ...................          Finland              3,807,700            42,047,213
     UPM-Kymmene Corp. ....................................          Finland              5,199,534           165,723,418
                                                                                                           --------------
                                                                                                              364,771,839
                                                                                                           --------------
     PERSONAL PRODUCTS
     L'Oreal SA ...........................................          France                  11,100               800,648
                                                                                                           --------------
     PHARMACEUTICALS 2.9%
     Aventis SA ...........................................          France               3,009,210           177,215,460
     Novartis AG ..........................................        Switzerland            1,028,000            41,718,722
     Novo-Nordisk AS, B ...................................          Denmark                 28,900               875,995
     Ono Pharmaceutical Co. Ltd. ..........................           Japan               1,495,000            54,975,752
     Sanofi Synthelabo SA .................................          France                   7,000               419,788
     Schering AG ..........................................          Germany                 20,000             1,108,191
                                                                                                           --------------
                                                                                                              276,313,908
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                      COUNTRY              SHARES              VALUE
------------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCKS (CONT.)
     REAL ESTATE 2.8%
     Ayala Land Inc. ......................................        Philippines          106,434,880        $   11,291,192
     Cheung Kong Holdings Ltd. ............................         Hong Kong            28,940,278           206,850,108
     Hang Lung Group Ltd. .................................         Hong Kong            56,615,783            51,172,286
    *Inversiones y Representacion SA ......................         Argentina                     3                     1
    *Inversiones y Representacion SA, GDR .................         Argentina               276,462             1,168,052
     New World Development Co. Ltd. .......................         Hong Kong               982,905               642,673
                                                                                                           --------------
                                                                                                              271,124,312
                                                                                                           --------------
     ROAD & RAIL 1.0%
     East Japan Railway Co. ...............................           Japan                  17,269            83,020,537
     Stagecoach Group PLC .................................      United Kingdom          32,607,539            16,897,712
                                                                                                           --------------
                                                                                                               99,918,249
                                                                                                           --------------
     SEMICONDUCTOR EQUIPMENT & PRODUCTS 1.2%
     Samsung Electronics Co. Ltd. .........................        South Korea              372,890           102,688,622
     STMicroelectronics NV ................................          France                  26,000               525,263
    *Taiwan Semiconductor Manufacturing Co. ...............          Taiwan               4,407,400             6,422,230
     United Microelectronics Corp., ADR ...................          Taiwan                  67,689               302,570
                                                                                                           --------------
                                                                                                              109,938,685
                                                                                                           --------------
     TEXTILES & APPAREL 1.3%
     Adidas-Salomon AG ....................................          Germany                644,290            45,935,865
     Yue Yuen Industrial Holdings Ltd. ....................         Hong Kong            25,484,205            79,883,693
                                                                                                           --------------
                                                                                                              125,819,558
                                                                                                           --------------
     TRADING COMPANIES & DISTRIBUTORS .3%
     Samsung Corp. ........................................        South Korea            4,000,000            28,220,808
                                                                                                           --------------
     WIRELESS TELECOMMUNICATION SERVICES 2.2%
     America Movil SA de CV, L, ADR .......................          Mexico                   9,100               126,035
    *China Mobile (Hong Kong) Ltd. ........................           China              33,528,296            92,633,257
     NTT DoCoMo Inc. ......................................           Japan                     115               244,423
     SK Telecom Co. Ltd. ..................................        South Korea              190,600            37,503,141
     SK Telecom Co. Ltd., ADR .............................        South Korea            2,160,145            47,004,755
    *Smartone Telecommunications Holdings Ltd. ............         Hong Kong            27,032,203            27,898,799
     Vodafone Group PLC ...................................      United Kingdom             377,100               603,757
                                                                                                           --------------
                                                                                                              206,014,167
                                                                                                           --------------
     TOTAL COMMON STOCKS (COST $7,978,174,386)                                                              7,397,715,689
                                                                                                           --------------
     PREFERRED STOCKS 4.0%
     Cia Vale do Rio Doce, A, ADR, pfd. ...................          Brazil               1,445,037            33,597,110
     Cia Vale do Rio Doce, A, pfd. ........................          Brazil                 949,420            21,591,951
     Petroleo Brasileiro SA, pfd. .........................          Brazil               6,400,000            92,814,766
     Samsung Electronics Co. Ltd., pfd. ...................        South Korea              310,500            42,624,485
    *Telecomunicacoes Brasileiras SA, pfd. ................          Brazil             100,000,000                   659
     Volkswagen AG, pfd. ..................................          Germany              6,030,016           192,784,522
                                                                                                           --------------
     TOTAL PREFERRED STOCKS (COST $426,179,236)                                                               383,413,493
                                                                                                           --------------

TEMPLETON FOREIGN FUND
STATEMENT OF INVESTMENTS, AUGUST 31, 2002 (CONT.)

                                                                                         PRINCIPAL
                                                                      COUNTRY             AMOUNT**             VALUE
------------------------------------------------------------------------------------------------------------------------------------
     BONDS & NOTES 4.7%
     Bundesrepublik Deutschland:
      4.25%, 3/12/04 ......................................          Germany         24,330,000 EUR        $   24,153,433
      5.00%, 1/04/12 ......................................          Germany         24,080,000 EUR            24,411,086
     Federal Republic of Germany:
      4.50%, 5/19/03 ......................................          Germany         60,000,000 EUR            59,312,726
      5.00%, 2/17/06 ......................................          Germany         60,000,000 EUR            61,092,696
      5.00%, 7/04/11 ......................................          Germany         12,000,000 EUR            12,166,487
     Government of Canada, 6.00%, 6/01/11 .................          Canada          16,060,000 CAD            10,992,143
     Government of France:
      5.00%, 7/12/05 ......................................          France          23,180,000 EUR            23,529,400
      5.00%, 4/25/12 ......................................          France          24,600,000 EUR            24,791,072
     Government of New Zealand:
      8.00%, 11/15/06 .....................................        New Zealand       31,330,000 NZD            15,687,632
      7.00%, 7/15/09 ......................................        New Zealand       31,710,000 NZD            15,441,280
     Government of Spain:
      4.50%, 7/30/04 ......................................           Spain          23,575,000 EUR            23,539,881
      5.00%, 7/30/12 ......................................           Spain          25,160,000 EUR            25,165,428
     Kingdom of Sweden, 5.50%, 10/08/12 ...................          Sweden          97,360,000 SEK            10,723,394
     Korea Telecom Corp., cvt., 144A, .25%, 1/04/07 .......        South Korea       20,000,000                22,025,000
     New South Wales Treasury Corp., 8.00%, 3/01/08 .......         Australia        34,330,000 AUD            20,857,132
     U.S. Treasury Bond, 8.75%, 8/15/20 ...................       United States      50,000,000                72,296,900
     U.S. Treasury Note, 3.625%, 8/31/03 ..................       United States       5,500,000                 5,603,774
                                                                                                           --------------
     TOTAL BONDS & NOTES (COST $421,842,730)                                                                  451,789,464
                                                                                                           --------------
     SHORT TERM INVESTMENTS (COST $1,185,998,487) 12.5%
     U.S. Treasury Bills, 1.556% to 1.728%,
      with maturities to 11/29/02 .........................       United States   1,189,091,000             1,186,133,201
                                                                                                           --------------
     TOTAL INVESTMENTS (COST $10,012,194,839) 99.0%                                                         9,419,051,847
     OTHER ASSETS, LESS LIABILITIES 1.0% ..................                                                    90,710,220
                                                                                                           --------------
     TOTAL NET ASSETS 100.0% ..............................                                                $9,509,762,067
                                                                                                           ==============

     CURRENCY ABBREVIATIONS:
     AUD--Australian Dollar
     CAD--Canadian Dollar
     EUR--European Unit
     FIM--Finnish Markka
     NZD--New Zealand Dollar
     SEK--Swedish Krona

     *Non-income producing.
     **Securities denominated in U.S. dollars unless otherwise indicated.

                                                                              23
                       See notes to financial statements.

TEMPLETON FOREIGN FUND
Financial Statements

STATEMENT OF ASSETS AND LIABILITIES
AUGUST 31, 2002

Assets:
 Investments in securities, at value (cost $10,012,194,839) .................................................... $ 9,419,051,847
 Cash ..........................................................................................................          15,490
 Foreign currency, at value (cost $65,467,892) .................................................................      65,154,132
 Receivables:
  Investment securities sold ...................................................................................      15,635,742
  Capital shares sold ..........................................................................................      33,988,080
  Dividends and interest .......................................................................................      23,694,239
                                                                                                                 ----------------
      Total assets .............................................................................................   9,557,539,530
                                                                                                                 ----------------
Liabilities:
 Payables:
  Investment securities purchased ..............................................................................      19,210,828
  Capital shares redeemed ......................................................................................      16,497,542
  To affiliates ................................................................................................      10,334,203
 Accrued expenses ..............................................................................................       1,734,890
                                                                                                                 ----------------
      Total liabilities ........................................................................................      47,777,463
                                                                                                                 ----------------
Net assets, at value ........................................................................................... $ 9,509,762,067
                                                                                                                 ================
Net assets consist of:
 Undistributed net investment income ........................................................................... $   119,256,489
 Net unrealized depreciation ...................................................................................    (592,904,732)
 Accumulated net realized loss .................................................................................    (423,688,633)
 Capital shares ................................................................................................  10,407,098,943
                                                                                                                 ----------------
Net assets, at value ........................................................................................... $ 9,509,762,067
                                                                                                                 ================
CLASS A:
 Net asset value per share ($8,325,976,736 / 944,079,017 shares outstanding) ............................           $8.82
                                                                                                                 ================
 Maximum offering price per share ($8.82 / 94.25%) ......................................................           $9.36
                                                                                                                 ================
CLASS B:
 Net asset value and maximum offering price per share ($87,134,847 / 10,021,517 shares outstanding)* ....           $8.69
                                                                                                                 ================
CLASS C:
 Net asset value per share ($793,142,932 / 91,246,507 shares outstanding)* ..............................           $8.69
                                                                                                                 ================
 Maximum offering price per share ($8.69 / 99.00%) ......................................................           $8.78
                                                                                                                 ================
CLASS R:
 Net asset value and maximum offering price per share ($ 5,640,890 / 640,366 shares outstanding)* .......           $8.81
                                                                                                                 ================
ADVISOR CLASS:
 Net asset value and maximum offering price per share ($297,866,662 / 33,800,173 shares outstanding) ....           $8.81
                                                                                                                 ================

*Redemption price per share is equal to net asset value less any applicable sales charge.

                       See notes to financial statements.

TEMPLETON FOREIGN FUND
Financial Statements (CONTINUED)

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2002

Investment Income:
 (net of foreign taxes of $25,289,797)
 Dividends ................................................................  $ 243,703,418
 Interest .................................................................     31,229,194
                                                                             --------------
      Total investment income .............................................                 $ 274,932,612
Expenses:
 Management fees (Note 3) .................................................     60,112,623
 Administrative fees (Note 3) .............................................      7,705,835
 Distribution fees (Note 3)
  Class A .................................................................     21,861,194
  Class B .................................................................        733,009
  Class C .................................................................      8,350,926
  Class R .................................................................          9,234
 Transfer agent fees (Note 3) .............................................     17,471,300
 Custodian fees ...........................................................      3,540,500
 Reports to shareholders ..................................................        297,800
 Registration and filing fees .............................................        180,300
 Professional fees ........................................................        207,600
 Directors' fees and expenses .............................................        122,300
 Other ....................................................................        238,082
                                                                             --------------
      Total expenses ......................................................                   120,830,703
                                                                                            --------------
           Net investment income ..........................................                   154,101,909
                                                                                            --------------
Realized and unrealized gains (losses):
 Net realized loss from:
  Investments .............................................................   (310,141,496)
  Foreign currency transactions ...........................................     (2,178,264)
                                                                             --------------
      Net realized loss ...................................................                  (312,319,760)
 Net unrealized appreciation (depreciation)
 on:
  Investments .............................................................   (518,907,112)
  Translation of assets and liabilities denominated in foreign currencies .         82,781
                                                                             --------------
      Net unrealized depreciation .........................................                  (518,824,331)
                                                                                            --------------
Net realized and unrealized loss ..........................................                  (831,144,091)
                                                                                            --------------
Net decrease in net assets resulting from operations ......................                 $(677,042,182)
                                                                                            ==============

                                                                              25
                       See notes to financial statements.

TEMPLETON FOREIGN FUND
Financial Statements (CONTINUED)

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED AUGUST 31, 2002 AND 2001

                                                                                           2002             2001
                                                                                    ----------------------------------
Increase (decrease) in net assets:
 Operations:
  Net investment income .........................................................   $   154,101,909   $   277,402,074
  Net realized gain (loss) from investments and foreign currency transactions ...      (312,319,760)      110,973,232
  Net unrealized depreciation on investments and translation of assets and
 liabilities denominated in foreign currencies ..................................      (518,824,331)     (832,667,136)
                                                                                    ----------------------------------
      Net decrease in net assets resulting from operations ......................      (677,042,182)     (444,291,830)
Distributions to shareholders from:
 Net investment income:
  Class A .......................................................................      (235,819,413)     (239,784,957)
  Class B .......................................................................        (1,306,252)         (888,782)
  Class C .......................................................................       (16,440,739)      (15,165,960)
  Advisor Class .................................................................        (2,915,336)       (2,977,700)
 Net realized gains: ............................................................
  Class A .......................................................................                --      (216,373,258)
  Class B .......................................................................                --        (1,127,687)
  Class C .......................................................................                --       (21,420,069)
  Advisor Class .................................................................                --        (2,483,007)
                                                                                    ----------------------------------
 Total distributions to shareholders ............................................      (256,481,740)     (500,221,420)
Capital share transactions (Note 2):
  Class A .......................................................................       (24,259,182)   (1,477,846,453)
  Class B .......................................................................        30,333,334        15,965,921
  Class C .......................................................................       (26,453,311)     (143,371,347)
  Class R .......................................................................         6,109,358                --
  Advisor Class .................................................................       225,379,426        (5,708,441)
                                                                                    ----------------------------------
Total capital share transactions ................................................       211,109,625    (1,610,960,320)
       Net decrease in net assets ...............................................      (722,414,297)   (2,555,473,570)
Net assets:
 Beginning of year ..............................................................    10,232,176,364    12,787,649,934
                                                                                    ----------------------------------
 End of year ....................................................................   $ 9,509,762,067   $10,232,176,364
                                                                                    ==================================
Undistributed net investment income included in net assets:
 End of year ....................................................................   $   119,256,489   $   221,593,316
                                                                                    ==================================


                       See notes to financial statements.
26

TEMPLETON FOREIGN FUND
Notes to Financial Statements


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Templeton Foreign Fund (the Fund) is a separate, diversified series of Templeton Funds, Inc. (the Company), which is an open-end investment company registered under the Investment Company Act of 1940. The Fund seeks long-term capital growth. Under normal market conditions, the Fund will invest primarily in the equity securities of companies outside the United States, including emerging markets. The following summarizes the Fund's significant accounting policies.

A. SECURITY VALUATION

Securities listed or traded on a recognized national exchange or NASDAQ are valued at the latest reported sales price. Over-the-counter securities and listed securities for which no sale is reported are valued within the range of the latest quoted bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management in accordance with procedures established by the Board of Directors.

B. FOREIGN CURRENCY TRANSLATION

Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the exchange rate of such currencies against U.S. dollars on the date of valuation. Purchases and sales of securities and income items denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date.

The Fund does not separately report the effect of changes in foreign exchange rates from changes in market prices on securities held. Such changes are included in net realized and unrealized gain or loss from investments.

Realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the recorded amounts of dividends, interest and foreign withholding taxes, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in foreign exchange rates on foreign denominated assets and liabilities other than investments in securities held at the end of the reporting year.

C. FOREIGN CURRENCY CONTRACTS

When the Fund purchases or sells foreign securities it may enter into foreign exchange contracts to minimize foreign exchange risk from the trade date to the settlement date of the transactions. A foreign exchange contract is an agreement between two parties to exchange different currencies at an agreed upon exchange rate on a specified date. Realized and unrealized gains and losses are included in the Statement of Operations.

The risks of these contracts include movement in the values of the foreign currencies relative to the U.S. dollar and the possible inability of the counterparties to fulfill their obligations under the contracts.

D. INCOME TAXES

No provision has been made for income taxes because the Fund's policy is to qualify as a regulated investment company under the Internal Revenue Code and to distribute all of its taxable income.

TEMPLETON FOREIGN FUND
Notes to Financial Statements (CONTINUED)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONT.)

E. SECURITY TRANSACTIONS, INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS

Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Certain income from foreign securities is recorded as soon as information is available to the Fund. Interest income and estimated expenses are accrued daily. Bond discount and premium is amortized on a yield to maturity basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date.

Realized and unrealized gains and losses and net investment income, other than class specific expenses, are allocated daily to each class of shares based upon the relative proportion of net assets of each class.

Common expenses incurred by the Company are allocated among the funds comprising the Company based on the ratio of net assets of each fund to the combined net assets. Other expenses are charged to each fund on a specific identification basis.

F. ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting year. Actual results could differ from those estimates.

G. REDEMPTION FEES

Effective September 17, 2001, the Fund charges a 2% redemption fee to market timers who redeem shares held for less than 90 days. Such fees are retained by the Fund and accounted for as additional paid in capital.


2. CAPITAL STOCK

The Fund offers five classes of shares: Class A, Class B, Class C, Class R and Advisor Class shares. Each class of shares differs by its initial sales load, distribution fees, voting rights on matters affecting a single class, and its exchange privilege.

At August 31, 2002, there were 3.7 billion shares of capital stock authorized ($1.00 par value) of which 2.6 billion shares have been classified as Fund shares as follows: 2 billion Class A shares, 100 million Class B shares, 300 million Class C shares, 100 million Class R, and 100 million Advisor Class shares. Transactions in the Fund's shares were as follows:

                                                                           YEAR ENDED AUGUST 31,
                                                   ---------------------------------------------------------------------
                                                                2002                                2001
                                                   ---------------------------------------------------------------------
                                                       SHARES            AMOUNT              SHARES           AMOUNT
                                                   ---------------------------------------------------------------------
CLASS A SHARES:
Shares sold ......................................  471,491,186    $ 4,374,949,331        602,659,461   $ 6,024,515,650
Shares issued on reinvestment of distributions ...   23,497,068        202,990,579         40,373,504       394,010,678
Shares redeemed .................................. (496,607,817)    (4,602,199,092)      (785,853,822)   (7,896,372,781)
                                                   ---------------------------------------------------------------------
Net decrease .....................................   (1,619,563)   $   (24,259,182)      (142,820,857)  $(1,477,846,453)
                                                   =====================================================================


TEMPLETON FOREIGN FUND
Notes to Financial Statements (CONTINUED)

2. CAPITAL STOCK (CONT.)

                                                                   YEAR ENDED AUGUST 31,
                                                --------------------------------------------------------------
                                                           2002                           2001
                                                --------------------------------------------------------------
                                                     SHARES         AMOUNT            SHARES         AMOUNT
                                                --------------------------------------------------------------
CLASS B SHARES:
Shares sold ....................................    4,315,959  $    39,672,214       2,176,420 $   21,517,926
Shares issued on reinvestment of distributions .      130,127        1,107,955         180,609      1,748,941
Shares redeemed ................................   (1,155,195)     (10,446,835)       (737,908)    (7,300,946)
                                                --------------------------------------------------------------
Net increase ...................................    3,290,891  $    30,333,334       1,619,121 $   15,965,921
                                                ==============================================================


                                                                     YEAR ENDED AUGUST 31,
                                                --------------------------------------------------------------
                                                           2002                           2001
                                                --------------------------------------------------------------
                                                     SHARES         AMOUNT            SHARES         AMOUNT
                                                --------------------------------------------------------------
CLASS C SHARES:
Shares sold ....................................   15,992,952  $   147,225,872      21,069,537  $  209,460,665
Shares issued on reinvestment of distributions .    1,556,953       13,236,017       3,023,763      29,227,590
Shares redeemed ................................  (20,499,209)    (186,915,200)    (38,442,593)   (382,059,602)
                                                --------------------------------------------------------------
Net decrease ...................................   (2,949,304) $   (26,453,311)    (14,349,293) $ (143,371,347)
                                                ==============================================================


                                                          PERIOD ENDED
                                                        AUGUST 31, 2002*
                                                -------------------------------
                                                     SHARES         AMOUNT
                                                -------------------------------
CLASS R SHARES:
Shares sold ....................................      856,102  $     8,088,815
Shares redeemed ................................     (215,736)      (1,979,457)
                                                -------------------------------
Net increase ...................................      640,366  $     6,109,358
                                                ===============================

*Effective date of Class R shares was January 2, 2002.

                                                                      YEAR ENDED AUGUST 31,
                                                --------------------------------------------------------------
                                                              2002                           2001
                                                --------------------------------------------------------------
                                                     SHARES         AMOUNT            SHARES         AMOUNT
                                                --------------------------------------------------------------
ADVISOR CLASS SHARES:
Shares sold ....................................   29,965,837  $   287,607,007       6,457,699  $   64,550,928
Shares issued on reinvestment of distributions .      295,000        2,546,900         498,677       4,865,483
Shares issued on merger (Note 6) ...............    3,103,590       29,797,563              --              --
Shares redeemed ................................  (10,174,873)     (94,572,044)     (7,438,624)    (75,124,852)
                                                --------------------------------------------------------------
Net increase (decrease) ........................   23,189,554  $   225,379,426        (482,248) $   (5,708,441)
                                                ==============================================================


3. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

Certain officers of the Fund are also officers or directors of Templeton Global Advisors Ltd. (TGAL), Franklin Templeton Services, LLC (FT Services), Franklin/Templeton Distributors, Inc. (Distributors), and Franklin/Templeton Investor Services, LLC (Investor Services), the Fund's investment manager, administrative manager, principal underwriter, and transfer agent, respectively.

TEMPLETON FOREIGN FUND
Notes to Financial Statements (CONTINUED)


3. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (CONT.)

The Fund pays an investment management fee to TGAL based on the average daily net assets of the Fund as follows:

         ANNUALIZED
         FEE RATE       AVERAGE DAILY NET ASSETS
         -----------------------------------------------------------------------
         0.75%          First $200 million
         0.675%         Over $200 million, up to and including $1.3 billion
         0.60%          Over $1.3 billion

The Fund pays its allocated share of an administrative fee to FT Services based on the Company's aggregate average daily net assets as follows:

         ANNUALIZED
         FEE RATE       AVERAGE DAILY NET ASSETS
         -----------------------------------------------------------------------
         0.15%          First $200 million
         0.135%         Over $200 million, up to and including $700 million
         0.10%          Over $700 million, up to and including $1.2 billion
         0.075%         Over $1.2 billion

The Fund reimburses Distributors for costs incurred in marketing the Fund's shares up to 0.25%, 1.00%, 1.00%, and 0.50% per year of the average daily net assets of Class A, Class B, Class C, and Class R shares, respectively. Under the Class A distribution plan, costs and expenses exceeding the maximum may be reimbursed in subsequent periods. At August 31, 2002, unreimbursed costs were $29,354,887. Distributors received net commissions from sales of the Fund's shares and received contingent deferred sales charges for the year of $786,089 and $241,608, respectively.


4. INCOME TAXES

At August 31, 2002, the cost of investments, net unrealized depreciation and undistributed ordinary income for income tax purposes were as follows:

                 Cost of investments ........................$10,039,787,943
                                                             ----------------
                 Unrealized appreciation ....................    869,627,656
                 Unrealized depreciation .................... (1,490,363,752)
                                                             ----------------
                 Net unrealized depreciation ................$  (620,736,096)
                                                             ================

                 Distributable earnings - ordinary income ...$   120,875,303
                                                             ================

The tax character of distributions paid during the year ended August 31, 2002, was the same for financial statement and tax purposes.

Net investment income and net realized gains differ for financial statement and tax purposes primarily due to differing treatments of wash sales losses realized subsequent to October 31 on the sales of securities, and bond discounts and premiums.

TEMPLETON FOREIGN FUND
Notes to Financial Statements (CONTINUED)

4. INCOME TAXES (CONT.)

At August 31, 2002, the Fund had tax basis capital losses including $18,417,772 from the merged FTI International Equity Fund which may be carried over to offset future capital gains, subject to certain limitations. Such losses expire as follows:

                 Capital loss carryovers expiring in:
                  2007 .............................  $  4,651,723
                  2008 .............................    11,314,069
                  2009 .............................     2,451,980
                  2010 .............................   268,259,710
                                                      -------------
                                                      $286,677,482
                                                      =============

At August 31, 2002, the Fund had deferred capital losses occurring subsequent to October 31, 2001 of $111,036,863. For tax purposes, such losses will be reflected in the year ending August 31, 2003.


5. INVESTMENT TRANSACTIONS

Purchases and sales of securities (excluding short-term securities) for the year ended August 31, 2002 aggregated $3,063,723,860 and $3,987,490,586, respectively.


6. MERGER

On March 27, 2002, the Fund acquired the net assets of Fiduciary International Equity Fund, an affiliate of the Fund, pursuant to a plan of reorganization approved by Fiduciary International Equity Fund's shareholders. The merger was accomplished by a tax-free exchange of 3,103,590 Advisor shares of the Fund (valued at $9.60 per share) for the net assets of the Fiduciary International Equity Fund which aggregated $29,797,563, including $517,697 of unrealized appreciation. The combined net assets of the Fund immediately after the merger were $10,155,045,318.

TEMPLETON FOREIGN FUND
INDEPENDENT AUDITORS' REPORT
To the Board of Directors and Shareholders of Templeton Foreign Fund

In our opinion, the accompanying statement of assets and liabilities, including the statement of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Templeton Foreign Fund series of Templeton Funds, Inc. (the "Fund") at August 31, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights for the year ended August 31, 1998 were audited by other independent accountants whose report dated September 29, 1998 expressed an unqualified opinion on those financial statements.

PricewaterhouseCoopers LLP

San Francisco, California
September 25, 2002

TEMPLETON FOREIGN FUND
Tax Designation (unaudited)



At August 31, 2002, more than 50% of the Fund's total assets were invested in securities of foreign issuers. In most instances, foreign taxes were withheld from dividends paid to the Fund on these investments. The Fund intends to make an election under Section 853 of the Internal Revenue Code. This election will allow shareholders to treat their proportionate share of foreign taxes paid by the Fund as having been paid directly by them.

The following table provides a breakdown by country of foreign source income and foreign taxes paid, as designated by the Fund, to Class A, Class B, Class C, Class R and Advisor Class shareholders of record on October 17, 2002.

                                      CLASS A                                CLASS B                            CLASS C
                         ===========================================================================================================
                           FOREIGN TAX      FOREIGN SOURCE       FOREIGN TAX      FOREIGN SOURCE     FOREIGN TAX     FOREIGN SOURCE
COUNTRY                  PAID PER SHARE    INCOME PER SHARE    PAID PER SHARE    INCOME PER SHARE  PAID PER SHARE   INCOME PER SHARE
------------------------------------------------------------------------------------------------------------------------------------
Australia                    $0.0000            $0.0049            $0.0000            $0.0036           $0.0000          $0.0029
Bermuda                       0.0000             0.0026             0.0000             0.0019            0.0000           0.0015
Brazil                        0.0015             0.0082             0.0015             0.0059            0.0015           0.0049
Canada                        0.0011             0.0044             0.0011             0.0032            0.0011           0.0026
China                         0.0000             0.0057             0.0000             0.0041            0.0000           0.0034
Finland                       0.0029             0.0118             0.0029             0.0085            0.0029           0.0070
France                        0.0005             0.0026             0.0005             0.0018            0.0005           0.0015
Germany                       0.0028             0.0140             0.0028             0.0101            0.0028           0.0084
Hong Kong                     0.0000             0.0250             0.0000             0.0180            0.0000           0.0150
India                         0.0000             0.0001             0.0000             0.0001            0.0000           0.0000
Italy                         0.0010             0.0040             0.0010             0.0029            0.0010           0.0024
Japan                         0.0007             0.0028             0.0007             0.0020            0.0007           0.0017
Mexico                        0.0002             0.0044             0.0002             0.0032            0.0002           0.0026
Netherlands                   0.0026             0.0109             0.0026             0.0078            0.0026           0.0065
New Zealand                   0.0003             0.0015             0.0003             0.0011            0.0003           0.0009
Norway                        0.0005             0.0020             0.0005             0.0014            0.0005           0.0012
Philippines                   0.0001             0.0002             0.0001             0.0002            0.0001           0.0001
Singapore                     0.0002             0.0043             0.0002             0.0031            0.0002           0.0026
South Korea                   0.0011             0.0042             0.0011             0.0030            0.0011           0.0025
Spain                         0.0016             0.0066             0.0016             0.0048            0.0016           0.0040
Sweden                        0.0014             0.0069             0.0014             0.0050            0.0014           0.0041
Switzerland                   0.0002             0.0018             0.0002             0.0013            0.0002           0.0011
Taiwan                        0.0004             0.0003             0.0004             0.0002            0.0004           0.0002
United Kingdom                0.0042             0.0266             0.0042             0.0191            0.0042           0.0160
                         -----------------------------------------------------------------------------------------------------------
TOTAL                        $0.0233            $0.1558            $0.0233            $0.1123           $0.0233          $0.0931
                         ===========================================================================================================

TEMPLETON FOREIGN FUND
Tax Designation (unaudited) (CONTINUED)

                                                                   CLASS R                               ADVISOR CLASS
                                                      ==========================================================================
                                                        FOREIGN TAX      FOREIGN SOURCE          FOREIGN TAX     FOREIGN SOURCE
COUNTRY                                               PAID PER SHARE    INCOME PER SHARE       PAID PER SHARE   INCOME PER SHARE
--------------------------------------------------------------------------------------------------------------------------------
Australia ...........................................    $0.0000            $0.0054               $0.0000            $0.0056
Bermuda .............................................     0.0000             0.0028                0.0000             0.0029
Brazil ..............................................     0.0015             0.0090                0.0015             0.0093
Canada ..............................................     0.0011             0.0048                0.0011             0.0050
China ...............................................     0.0000             0.0062                0.0000             0.0064
Finland .............................................     0.0029             0.0129                0.0029             0.0134
France ..............................................     0.0005             0.0028                0.0005             0.0029
Germany .............................................     0.0028             0.0154                0.0028             0.0159
Hong Kong ...........................................     0.0000             0.0275                0.0000             0.0284
India ...............................................     0.0000             0.0001                0.0000             0.0001
Italy ...............................................     0.0010             0.0045                0.0010             0.0046
Japan ...............................................     0.0007             0.0031                0.0007             0.0032
Mexico ..............................................     0.0002             0.0049                0.0002             0.0050
Netherlands .........................................     0.0026             0.0119                0.0026             0.0123
New Zealand .........................................     0.0003             0.0016                0.0003             0.0017
Norway ..............................................     0.0005             0.0022                0.0005             0.0022
Philippines .........................................     0.0001             0.0002                0.0001             0.0003
Singapore ...........................................     0.0002             0.0047                0.0002             0.0049
South Korea .........................................     0.0011             0.0046                0.0011             0.0048
Spain ...............................................     0.0016             0.0073                0.0016             0.0075
Sweden ..............................................     0.0014             0.0076                0.0014             0.0078
Switzerland .........................................     0.0002             0.0020                0.0002             0.0021
Taiwan ..............................................     0.0004             0.0003                0.0004             0.0004
United Kingdom ......................................     0.0042             0.0294                0.0042             0.0301
                                                      --------------------------------------------------------------------------
TOTAL ...............................................    $0.0233            $0.1712               $0.0233            $0.1768
                                                      ==========================================================================

In January 2003, shareholders will receive Form 1099-DIV which will include their share of taxes withheld and foreign source income distributed during the calendar year 2002. Shareholders are advised to check with their tax advisors for information on the treatment of these amounts on their individual income tax returns.

BOARD MEMBERS AND OFFICERS


The name, age and address of the officers and board members, as well as their affiliations, positions held with the Fund, principal occupations during the past five years and number of U.S. registered portfolios overseen in the Franklin Templeton Investments fund complex are shown below. Each board member will serve until that person's successor is elected and qualified.

INDEPENDENT BOARD MEMBERS
                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
HARRIS J. ASHTON (70)                  Trustee      Since 1992              132                Director, Bar-S Foods (meat packing
500 East Broward Blvd.                                                                         company).
Suite 2100
Ft. Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various companies; and FORMERLY, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief
Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
------------------------------------------------------------------------------------------------------------------------------------

S. JOSEPH FORTUNATO (70)               Trustee      Since 1992              133                None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Member of the law firm of Pitney, Hardin, Kipp & Szuch.
------------------------------------------------------------------------------------------------------------------------------------

ANDREW H. HINES, JR. (79)              Trustee      Since 1991               27                None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Consultant, Triangle Consulting Group; and Executive-in-Residence, Eckerd College (1991-present); and FORMERLY, Chairman and
Director, Precise Power Corporation (1990-1997); Director, Checkers Drive-In Restaurant, Inc. (1994-1997); and Chairman of the Board
and Chief Executive Officer, Florida Progress Corporation (holding company in the energy area) (1982-1990) and director of various of its subsidiaries.
------------------------------------------------------------------------------------------------------------------------------------

BETTY P. KRAHMER (73)                  Trustee      Since 1990               21                None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director or trustee of various civic associations; and FORMERLY, Economic Analyst, U.S. government.
------------------------------------------------------------------------------------------------------------------------------------

                                                                              35

                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
GORDON S. MACKLIN (74)                 Trustee      Since 1993              132                Director, White Mountains
500 East Broward Blvd.                                                                         Insurance Group, Ltd. (holding
Suite 2100                                                                                     company); Martek Biosciences
Ft. Lauderdale, FL 33394-3091                                                                  Corporation; WorldCom, Inc.
                                                                                               (communications services);
                                                                                               MedImmune, Inc. (biotechnology);
                                                                                               Overstock.com (Internet services);
                                                                                               and Spacehab, Inc. (aerospace
                                                                                               services).

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Deputy Chairman, White Mountains Insurance Group, Ltd. (holding company); and FORMERLY, Chairman, White River Corporation
(financial services) (until 1998) and Hambrecht & Quist Group (investment banking) (until 1992); and President, National
Association of Securities Dealers, Inc. (until 1987).
------------------------------------------------------------------------------------------------------------------------------------

FRED R. MILLSAPS (73)                  Trustee      Since 1990               27                None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091]

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Director of various business and nonprofit organizations; and manager of personal investments (1978-present); and formerly, Chairman and Chief Executive Officer, Landmark Banking Corporation (1969-1978); Financial Vice President, Florida Power and Light
(1965-1969); and Vice President, Federal Reserve Bank of Atlanta (1958-1965).
------------------------------------------------------------------------------------------------------------------------------------

INTERESTED BOARD MEMBERS AND OFFICERS

                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------

**NICHOLAS F. BRADY (72)               Trustee      Since 1993              62                 Director, Amerada Hess Corporation
500 East Broward Blvd.                                                                         (exploration and refining of oil
Suite 2100                                                                                     and gas); C2, Inc. (operating and
Ft. Lauderdale, FL 33394-3091                                                                  investment business); and H.J.
                                                                                               Heinz Company (processed foods and
                                                                                               allied products).


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman, Templeton Emerging Markets Investment Trust PLC, Darby Overseas Investments, Ltd. and Darby Emerging Markets
Investments LDC (investment firms) (1994-present); Director, Templeton Capital Advisors Ltd. and Franklin Templeton
Investment Fund; and FORMERLY, Secretary of the United States Department of the Treasury (1988-1993); Chairman of the
Board, Dillon, Read & Co., Inc. (investment banking) (until 1988); and U.S. Senator, New Jersey (April 1982-December
1982).
------------------------------------------------------------------------------------------------------------------------------------

**CHARLES B. JOHNSON (69)           Trustee,        Trustee and             132                None
One Franklin Parkway                Chairman of     Vice President
San Mateo, CA 94403-1906            the Board and   since 1992 and
                                    Vice President  Chairman of
                                                    the Board
                                                    since 1995

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Chairman of the Board, Chief Executive Officer, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice
President, Franklin Templeton Distributors, Inc.; Director, Fiduciary Trust Company International; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc.; and officer of 47 of the investment companies in Franklin Templeton Investments.
---------------------------------------------------------------------------------------------------------------------------------

                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
**RUPERT H. JOHNSON, JR. (62)       Director and    Director                116                None
One Franklin Parkway                Vice President  since 1992 and
San Mateo, CA 94403-1906                            Vice President
                                                    since 1996

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director, Franklin
Templeton Distributors, Inc.; Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice
President, Franklin Advisory Services, LLC; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc.; and officer of 50 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------

HARMON E. BURNS (57)                Vice President  Since 1996          Not Applicable         None
One Franklin Parkway
San Mateo, CA 94403-1906


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Vice President and Director,
Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment
Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of
Franklin Resources, Inc. and of 50 of the investment companies in Franklin Templeton Investments.
---------------------------------------------------------------------------------------------------------------------------------

JEFFERY A. EVERETT (38)             Vice President  Since 2001          Not Applicable         None
PO Box N-7759
Lyford Cay, Nassau, Bahamas



PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President and Director, Templeton Global Advisors Limited; officer of 17 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Investment Officer, First Pennsylvania Investment Research (until 1989).
---------------------------------------------------------------------------------------------------------------------------------

MARTIN L. FLANAGAN (42)             Vice President  Since 1990          Not Applicable         None
One Franklin Parkway
San Mateo, CA 94403-1906

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Member - Office of the President, Chief Financial Officer and Chief Operating Officer, Franklin Resources, Inc.; Senior
Vice President and Chief Financial Officer, Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and
Director, Templeton Worldwide, Inc.; Executive Vice President and Chief Operating Officer, Templeton Investment Counsel, LLC;
Executive Vice President and Director, Franklin Advisers, Inc.; Executive Vice President, Franklin Investment Advisory Services,
Inc. and Franklin Templeton Investor Services, LLC; Chief Financial Officer, Franklin Advisory Services, LLC; Chairman, Franklin
Templeton Services, LLC; and officer and/or director of some of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in Franklin Templeton Investments.
---------------------------------------------------------------------------------------------------------------------------------

DAVID P. GOSS (55)                 Vice President  Since 2000          Not Applicable         None
One Franklin Parkway               and Assistant
San Mateo, CA 94403-1906           Secretary


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Associate General Counsel, Franklin Resources, Inc.; President, Chief Executive Officer and Director, Property Resources, Inc. and
Franklin Properties, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; officer of 52 of the investment companies in Franklin Templeton Investments; and FORMERLY, President, Chief Executive Officer and Director, Property
Resources Equity Trust (until 1999) and Franklin Select Realty Trust (until 2000).
---------------------------------------------------------------------------------------------------------------------------------



                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
BARBARA J. GREEN (54)               Vice President  Vice President      Not Applicable         None
One Franklin Parkway                and Secretary   since 2000
San Mateo, CA 94403-1906                            and Secretary
                                                    since 1996

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President and Deputy General Counsel, Franklin Resources, Inc.; and Senior Vice President, Templeton Worldwide, Inc. and
officer of one of the other subsidiaries of Franklin Resources, Inc., and of 52 of the investment companies in Franklin Templeton
Investments; and FORMERLY, Deputy Director, Division of Investment Management, Executive Assistant and Senior Advisor to the
Chairman, Counselor to the Chairman, Special Counsel and Attorney Fellow, Securities and Exchange Commission (1986-1995); Attorney,
Rogers & Wells (until 1986); and Judicial Clerk, U.S. District Court (District of Massachusetts) (until 1979).
------------------------------------------------------------------------------------------------------------------------------------

CHARLES E. JOHNSON (46)            Vice President   Since 1996          Not Applicable         None
One Franklin Parkway
San Mateo, CA 94403-1906


PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
President, Member - Office of the President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton
Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Advisers, Inc.; Chairman of the Board, President
and Director, Franklin Investment Advisory Services, Inc.; and officer and/or director of some of the other subsidiaries of Franklin
Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------

JOHN R. KAY (62)                   Vice President   Since 1994          Not Applicable         None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Templeton Worldwide, Inc.; Assistant Vice President, Franklin Templeton Distributors, Inc.; Senior Vice President,
Franklin Templeton Services, LLC; and officer of one of the other subsidiaries of Franklin Resources, Inc. and of 22 of the investment companies in Franklin Templeton Investments; and FORMERLY, Vice President and Controller, Keystone Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------

MICHAEL O. MAGDOL (65)             Vice President   Since May           Not Applicable         Director, FTI Banque, Arch Chemicals,
600 5th Avenue                     - AML            2002                                       Inc. and Lingnan Foundation
Rockefeller Center                 Compliance
New York, NY 10048-0772

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice Chairman, Chief Banking Officer and Director, Fiduciary Trust Company International; officer and/or director, as the case may be of some of the other subsidiaries of Franklin Resources, Inc.; and officer of 40 of the investment companies in Franklin
Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------

BRUCE S. ROSENBERG (40)             Treasurer       Since 2000          Not Applicable         None
500 East Broward Blvd.
Suite 2100
Ft. Lauderdale, FL 33394-3091

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Vice President, Franklin Templeton Services, LLC; and officer of some of the subsidiaries of Franklin Resources, Inc.
and of 18 of the investment companies in Franklin Templeton Investments.
------------------------------------------------------------------------------------------------------------------------------------


                                                                          NUMBER OF
                                                                     PORTFOLIOS IN FUND
                                                    LENGTH OF         COMPLEX OVERSEEN
NAME, AGE AND ADDRESS                  POSITION     TIME SERVED        BY BOARD MEMBER*        OTHER DIRECTORSHIPS HELD
------------------------------------------------------------------------------------------------------------------------------------
MURRAY L. SIMPSON (65)              Vice President  Since 2000          Not Applicable         None
One Franklin Parkway                and Assistant
San Mateo, CA 94403-1906            Secretary

PRINCIPAL OCCUPATION DURING PAST 5 YEARS:
Executive Vice President and General Counsel, Franklin Resources, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; officer of 52 of the investment companies in Franklin Templeton Investments;
and FORMERLY, Chief Executive Officer and Managing Director, Templeton Franklin Investment Services (Asia) Limited (until
2000); and Director, Templeton Asset Management Ltd. (until 1999).
------------------------------------------------------------------------------------------------------------------------------------

*We base the number of portfolios on each separate series of the U.S. registered investment companies comprising the Franklin Templeton Investments fund complex. These portfolios have a common investment adviser or affiliated investment advisers.

**Charles B. Johnson and Rupert H. Johnson, Jr. are considered interested persons of the Fund under the federal securities laws due to their positions as officers and directors and major shareholders of Franklin Resources, Inc., which is the parent company of the Fund's adviser and distributor. Nicholas F. Brady is considered an interested person of the Fund under the federal securities laws due to his business affiliations with Franklin Resources, Inc. and Templeton Global Advisors Limited. Mr. Brady and Franklin Resources, Inc. are both limited partners of Darby Overseas Partners, L.P. (Darby Overseas). Mr. Brady is Chairman and shareholder of Darby Overseas Investments, Ltd., which is the corporate general partner of Darby Overseas. In addition, Darby Overseas and Templeton Global Advisors Limited are limited partners of Darby Emerging Markets Fund, L.P. (DEMF). Mr. Brady serves as Chairman of the corporate general partner of DEMF, and Darby Overseas and its general partner own 100% of the stock of the general partner of DEMF. Resources also is an investor in Darby Technology Ventures Group, LLC (DTV) in which Darby Overseas is a significant investor and for which Darby Overseas has the right to appoint a majority of the directors. Templeton Global Advisors Limited also is a limited partner in Darby-BBVA Latin America Private Equity Fund, L.P. (DBVA), a private equity fund in which Darby Overseas is a significant investor, and the general partner of which Darby Overseas controls jointly with an unaffiliated third party. Mr. Brady is also a director of Templeton Capital Advisors Ltd. (TCAL), which serves as investment manager to certain unregistered funds. TCAL and Templeton Global Advisors Limited are both indirect subsidiaries of Franklin Resources, Inc.



--------------------------------------------------------------------------------
The Statement of Additional Information (SAI) includes additional information about the board members and is available, without charge, upon request. Shareholders may call 1-800/DIAL BEN (1-800/342-5236) to request the SAI.
--------------------------------------------------------------------------------

                       This page intentionally left blank.

LITERATURE REQUEST

For a brochure and prospectus, which contain more complete information, including charges and expenses, call Franklin Templeton Investments at 1-800/DIAL BEN[R] (1-800/342-5236). Please read the prospectus carefully before investing or sending money. To ensure the highest quality of service, telephone calls to or from our service departments may be monitored, recorded and accessed. These calls can be determined by the presence of a regular beeping tone.

FRANKLIN TEMPLETON INVESTMENTS

GLOBAL GROWTH
Franklin Global Aggressive
 Growth Fund
Franklin Global Growth Fund
Franklin Global Health Care Fund
Mutual Discovery Fund
Templeton Developing Markets Trust
Templeton Foreign Fund
Templeton Foreign Smaller
 Companies Fund
Templeton Global Opportunities Trust
Templeton Global Smaller
 Companies Fund
Templeton Growth Fund
Templeton International
 (Ex EM) Fund
Templeton Latin America Fund
Templeton Pacific Growth Fund
Templeton World Fund

GLOBAL GROWTH & INCOME
Franklin Global
 Communications Fund
Mutual European Fund
Templeton Global Bond Fund

GLOBAL INCOME
Franklin Templeton Hard
 Currency Fund

GROWTH
Franklin Aggressive Growth Fund
Franklin Biotechnology
 Discovery Fund
Franklin Blue Chip Fund
Franklin Capital Growth Fund(1)
Franklin DynaTech Fund
Franklin Flex Cap Growth Fund(2)
Franklin Gold and Precious
 Metals Fund
Franklin Growth Fund
Franklin Large Cap Growth Fund
Franklin Small-Mid Cap
 Growth Fund
Franklin Technology Fund

GROWTH & INCOME
Franklin Convertible
 Securities Fund
Franklin Equity Income Fund
Franklin Income Fund
Franklin Large Cap Value Fund
Franklin Natural Resources Fund
Franklin Real Estate
 Securities Fund
Franklin Rising Dividends Fund
Franklin Small Cap Value Fund
Franklin Utilities Fund
Mutual Beacon Fund
Mutual Financial Services Fund
Mutual Qualified Fund
Mutual Shares Fund

FUND ALLOCATOR SERIES
Franklin Templeton Conservative
 Target Fund
Franklin Templeton Growth
 Target Fund
Franklin Templeton Moderate
 Target Fund

INCOME
Franklin Adjustable U.S.
 Government Securities Fund(3)
Franklin's AGE High Income Fund
Franklin Floating Rate Daily
 Access Fund
Franklin Floating Rate Trust(4)
Franklin Short-Intermediate
 U.S. Government Securities Fund(3)
Franklin Strategic Income Fund
Franklin Total Return Fund
Franklin U.S. Government
 Securities Fund(3)
Franklin Federal Money Fund(3,5)
Franklin Money Fund(3,5)

TAX-FREE INCOME(6)
Double Tax-Free Income Fund
Federal Intermediate-Term Tax-Free Income Fund
Federal Tax-Free Income Fund
High Yield Tax-Free
 Income Fund
Insured Tax-Free Income Fund(7)
Tax-Exempt Money Fund(3,5)

STATE-SPECIFIC
TAX-FREE INCOME(6)
Alabama
Arizona
California(8)
Colorado
Connecticut
Florida(8)
Georgia
Kentucky
Louisiana
Maryland
Massachusetts(7)
Michigan(7)
Minnesota(7)
Missouri
New Jersey
New York(8)
North Carolina
Ohio(7)
Oregon
Pennsylvania
Tennessee
Virginia

INSURANCE FUNDS
Franklin Templeton Variable Insurance Products Trust(9)


1. Formerly Franklin Growth and Income Fund. Effective 5/1/02, the fund's name changed; investment goal and strategy remained the same.
2. Formerly Franklin California Growth Fund. Effective 9/1/02, the fund's name changed and its investment criteria was modified to invest a majority of its net assets in California companies, as opposed to at least 80% of net assets.
3. An investment in the fund is neither insured nor guaranteed by the U.S. government or by any other entity or institution.
4. The fund is a continuously offered, closed-end fund. Shares may be purchased daily; there is no daily redemption. However, each quarter, pending board approval, the fund will authorize the repurchase of 5%-25% of the outstanding number of shares. Investors may tender all or a portion of their shares during the tender period.
5. No assurance exists that the fund's $1.00 per share price will be maintained. It is possible to lose money by investing in the fund.
6. For investors subject to the alternative minimum tax, a small portion of these dividends may be taxable. Distributions of capital gains are generally taxable.
7. Portfolio of insured municipal securities.
8. These funds are available in two or more variations, including long-term portfolios, portfolios of insured securities, a high-yield portfolio (CA) and intermediate-term and money market portfolios (CA and NY).
9. The funds of the Franklin Templeton Variable Insurance Products Trust are generally only available as investment options in variable annuity or variable life insurance contracts.

                                                                           09/02

[GRAPHIC OMITTED]
FRANKLIN[R] TEMPLETON[R]
      INVESTMENTS

One Franklin Parkway
San Mateo, CA  94403-1906


WANT TO RECEIVE THIS DOCUMENT FASTER VIA EMAIL?
=================================================
ELIGIBLE  SHAREHOLDERS CAN SIGN UP FOR EDELIVERY AT  FRANKLINTEMPLETON.COM.  SEE
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ANNUAL REPORT
TEMPLETON FOREIGN FUND

AUDITORS
PricewaterhouseCoopers LLP
333 Market Street
San Francisco, CA  94105

PRINCIPAL UNDERWRITER
Franklin Templeton Distributors, Inc.
1-800/DIAL BEN[R]
franklintempleton.com

SHAREHOLDER SERVICES
1-800/632-2301

This report must be preceded or accompanied by the current Templeton Foreign Fund prospectus, which contains more complete information including risk factors, charges and expenses. Like any investment in securities, the value of the Fund's portfolio will be subject to the risk of loss from market, currency, economic, political and other factors. The Fund and its investors are not protected from such losses by the Investment Manager. Therefore, investors who cannot accept this risk should not invest in shares of the Fund.

To ensure the highest quality of service, telephone calls to or from our service departments may be monitored, recorded and accessed. These calls can be identified by the presence of a regular beeping tone.

104 A2002 10/02     [GRAPHIC OMITTED]Printed on recycled paper